Exhibit 1

Ameren Corporation

Common Stock, $.01 Par Value Per Share

Underwriting Agreement

May 12, 2025

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

As Representatives of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Ameren Corporation, a Missouri corporation (the “Company”) confirms its agreement (this “Agreement”) with the several underwriters named in the first table on Schedule I hereto (the “Underwriters”), for whom Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), the Forward Sellers (as defined herein) and the Forward Purchasers (as defined herein), with respect to (a) subject to Section 13 hereof, the sale (the “Forward Sale”) by Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC (in such capacity, each, a “Forward Seller” and collectively, the “Forward Sellers”), acting severally and not jointly, of the respective number of shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), to be sold by them as set forth under the headings “Number of Forward Underwritten Shares to be Purchased from Goldman Sachs & Co. LLC”, “Number of Forward Underwritten Shares to be Purchased from J.P. Morgan Securities LLC”, “Number of Forward Underwritten Shares to be Purchased from Barclays Capital Inc.” and “Number of Forward Underwritten Shares to be Purchased from Wells Fargo Securities, LLC”, respectively, in the first table on Schedule I hereto (collectively, the “Forward Underwritten Shares”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Forward Underwritten Shares sold to each of them by the respective Forward Sellers as set forth under such headings in such table, and (b) the grant by the Company to the several Underwriters of the option described in Section 1(a)(iii) hereof to purchase all or any portion of an additional 832,562 shares of Common Stock (the “Option Shares”).

In connection with the Forward Sale, each of Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Barclays Bank PLC and Wells Fargo Bank, National Association, in its capacity as a party to a Forward Sale Agreement (as defined herein) (as such, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), has entered into a letter agreement, dated May 12, 2025 (collectively, the “Forward Sale Agreements”), with the Company, pursuant to which the Company has agreed to sell, and each respective Forward Purchaser has agreed to purchase, acting severally and not jointly, the number of shares of Common Stock set forth opposite such Forward Purchaser’s name under the heading “Number of Shares to be Purchased” in the second table on Schedule I hereto, subject to the terms and conditions of the Forward Sale Agreements, including the Company’s right to elect Cash Settlement or Net Share Settlement (each as defined in the Forward Sale Agreements).

The Forward Underwritten Shares and any Company Top-Up Underwritten Shares (as defined herein) are hereinafter collectively referred to as the “Firm Shares.” Any Option Shares sold to the Underwriters by the Forward Sellers pursuant to Section 1(a)(iii) hereof upon exercise of the option described in Section 1(a)(iii) hereof are herein referred to as the “Forward Option Shares”, and any Option Shares sold to the Underwriters by the Company pursuant to Section 1(a)(v) hereof upon exercise of such option, together with any Company Top-Up Option Shares (as defined herein), are herein referred to as the “Company Option Shares”. The Company Top-Up Underwritten Shares and the Company Option Shares are hereinafter collectively referred to as the “Primary Shares”. The Forward Underwritten Shares and the Forward Option Shares are hereinafter collectively referred to as the “Forward Shares”. The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares”. This Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements (as defined herein) are hereinafter collectively referred to as the “Transaction Documents”.

1.            Purchase and Sale.

(a)            On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth:

(i)            each Forward Seller, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter shall purchase from such Forward Seller, severally and not jointly, at a purchase price of $91.885 per share (the “Purchase Price”), that number of Forward Underwritten Shares set forth in the first table on Schedule I hereto opposite the name of such Underwriter in the column pertaining to such Forward Seller;

(ii)           the Company agrees to sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at the Purchase Price, a number of Company Top-Up Underwritten Shares, if any, that bears the same proportion to the total number of Company Top-Up Underwritten Shares as the aggregate number of Forward Underwritten Shares set forth in the first table on Schedule I hereto opposite the name of such Underwriter bears to the total number of Forward Underwritten Shares on such table (subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion may determine);

(iii)          the Company hereby grants to the Underwriters the right to purchase at their election up to 832,562 Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares (the “Option Purchase Price”). Any such election to purchase Option Shares may be exercised in whole or in part at one or more times only by written notice from the Representatives to the Company (each, an “Option Notice”), given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Option Shares as to which the Underwriters are then exercising the option and the time and date on which such Option Shares are to be delivered, as determined by the Representatives, but in no event earlier than the Initial Closing Date (as defined herein) or, unless the Representatives and the Company otherwise agree in writing, earlier than one or later than ten business days after the date of such Option Notice. The Company may, in its sole discretion, within one business day after such Option Notice is given, execute and deliver to each of the Forward Sellers an additional letter agreement substantially in the form attached hereto as Exhibits A-1, A-2, A-3, and A-4, respectively, between the Company and it (as a Forward Purchaser) or its affiliated Forward Purchaser (each, an “Additional Forward Sale Agreement”) providing for the forward sale by the Company, subject to the terms and conditions of such Additional Forward Sale Agreement, including the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock that bears the same proportion to the total number of Option Shares set forth in such Option Notice as the number of shares of Common Stock set forth in the second table on Schedule I hereto opposite the name of such Forward Purchaser bears to the total number of shares of Common Stock on such table (subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion may determine). Upon the Company’s execution and delivery to the Forward Sellers of each such Additional Forward Sale Agreement, each Forward Purchaser shall promptly execute and deliver its Additional Forward Sale Agreement to the Company. Upon such execution and delivery to the Company, each Forward Seller, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter shall purchase from such Forward Seller, severally and not jointly, at the Option Purchase Price, a number of Forward Option Shares that bears the same proportion to the total number of Forward Option Shares as the aggregate number of Forward Underwritten Shares set forth in the first table on Schedule I hereto opposite the name of such Underwriter bears to the total number of Forward Underwritten Shares on such table (subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion may determine);

(iv)          the Company agrees to sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at the Option Purchase Price, a number of Company Top-Up Option Shares, if any, that bears the same proportion to the total number of Company Top-Up Option Shares as the aggregate number of Forward Underwritten Shares set forth in the first table on Schedule I hereto opposite the name of such Underwriter bears to the total number of Forward Underwritten Shares on such table (subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion may determine); and

(v)           if the Company does not timely execute and deliver one or more Additional Forward Sale Agreements pursuant to clause (a)(iii) above, then the Company agrees to sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at the Option Purchase Price, a number of Option Shares underlying the Additional Forward Sale Agreement(s) that were not so executed and delivered that bears the same proportion to the total number of Option Shares as the aggregate number of Forward Underwritten Shares set forth in the first table on Schedule I hereto opposite the name of such Underwriter bears to the total number of Forward Underwritten Shares on such table (subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion may determine).

(b)            If, with respect to the Forward Underwritten Shares underlying any Forward Sale Agreement, (i) any of the conditions to effectiveness of such Forward Sale Agreement set forth therein have not been satisfied at the Initial Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Initial Closing Date or (iii) any of the conditions set forth in Section 8 hereof have not been satisfied on or prior to the Initial Closing Date (clauses (i) through (iii) of this Section 1(b), together, the “Conditions”), the Forward Seller affiliated with the Forward Purchaser party to such Forward Sale Agreement, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters such Forward Underwritten Shares otherwise deliverable by such Forward Seller hereunder. In addition, if, in a Forward Purchaser’s good faith and commercially reasonable judgment, (A) it or its affiliate is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Forward Underwritten Shares otherwise deliverable by its affiliated Forward Seller or (B) it or its affiliate would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to do so, then such Forward Seller shall only be required to deliver for sale to the Underwriters at the Initial Closing Date the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such Stock Loan Fee.

(c)            If the Company has entered into an Additional Forward Sale Agreement with a Forward Purchaser pursuant to Section 1(a)(iii) hereof, and if, with respect to the Forward Option Shares underlying such Additional Forward Sale Agreement, (i) any of the conditions to effectiveness of such Additional Forward Sale Agreement set forth therein have not been satisfied at the related Option Closing Date (as defined herein), (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to such Option Closing Date or (iii) any of the conditions set forth in Section 8 hereof have not been satisfied on or prior to such Option Closing Date (clauses (i) through (iii) of this Section 1(c), together, the “Additional Conditions”), the Forward Seller affiliated with the Forward Purchaser party to such Forward Sale Agreement, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters such Forward Option Shares otherwise deliverable by such Forward Seller hereunder. In addition, if, in a Forward Purchaser’s good faith and commercially reasonable judgment, (A) it or its affiliate is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Forward Option Shares otherwise deliverable by its affiliated Forward Seller or (B) it or its affiliate would incur a Stock Loan Fee (as defined under the relevant Additional Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to do so, then such Forward Seller shall only be required to deliver for sale to the Underwriters at such Option Closing Date the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such Stock Loan Fee.

(d)            If a Forward Seller elects pursuant to Section 1(b) or 1(c) hereof (in the event that the Forward Purchasers have entered into Additional Forward Sale Agreements with the Company pursuant to Section 1(a)(iii) hereof) not to borrow and deliver for sale to the Underwriters at the applicable Closing Date (as defined herein) the total number of Forward Underwritten Shares or Forward Option Shares, respectively, otherwise deliverable by it hereunder, then such Forward Seller shall notify the Company no later than 5:00 p.m., New York City time, on the business day immediately preceding such Closing Date.

2.            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters, the Forward Sellers and the Forward Purchasers that:

(a)            The Company meets the requirements for the use of an “automatic shelf registration statement”, as defined in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), and such registration statement on Form S-3 (File No. 333-274977) in respect of the Shares has been filed with the Securities and Exchange Commission (the “SEC”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing with the SEC; no stop order suspending the effectiveness of such registration statement, any post-effective amendment thereto or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or relating to the offering of the Shares has been initiated or threatened by the SEC, and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company (any prospectus related to the Company included in such registration statement at the time it became effective that omits Rule 430 Information (as defined herein) is hereinafter called a “Base Prospectus”; any preliminary prospectus supplement (together with the accompanying Base Prospectus) used in connection with the offering and sale of the Shares that is deemed to be part of and included in such registration statement pursuant to Rule 430B(e) under the 1933 Act is hereinafter called a “Preliminary Prospectus”); the various parts of such registration statement and any post-effective amendment thereto, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement at the time each such part of such registration statement became effective, but excluding any Form T-1, each as amended at the time each such part of such registration statement became effective, and including any information omitted from such registration statement at the time each such part of such registration statement became effective, but that is deemed to be part of such registration statement pursuant to Rule 430A, Rule 430B or Rule 430C under the 1933 Act at the time set forth therein (“Rule 430 Information”), are hereinafter collectively called the “Registration Statement”; the Base Prospectus and prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with confirmation of sales of the Shares and filed by the Company with the SEC pursuant to Rule 424(b) under the 1933 Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the effective date of the Registration Statement applicable to the Company and for the Shares pursuant to Rule 430B(f)(2) under the 1933 Act, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be; and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents filed after the effective date of the Registration Statement applicable to the Company and for the Shares pursuant to Rule 430B(f)(2) under the 1933 Act, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the SEC thereunder, and incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

(b)            No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares (hereinafter called an “Issuer Free Writing Prospectus”) has been issued by the SEC, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act, and the rules and regulations of the SEC thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(c)            For the purposes of this Agreement, the “Applicable Time” is 7:15 p.m., New York City time, on the date of this Agreement; a Preliminary Prospectus dated May 12, 2025, as amended or supplemented immediately prior to the Applicable Time (including the documents incorporated therein by reference as of the Applicable Time) (the “Pricing Prospectus”), together with each Issuer Free Writing Prospectus listed on Schedule II(a) hereto, if any, and the information set forth on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time and as of each Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(d)            The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder, and none of such documents, as of such times, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder and, as of such times, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(e)            The Registration Statement, the Pricing Prospectus and the Prospectus conform, and any further amendments or supplements to the Registration Statement, the Pricing Prospectus or the Prospectus, will conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC thereunder and do not and will not, as of the latest date as of which any part of the Registration Statement relating to the Shares became, or is deemed to have become, effective under the 1933 Act in accordance with the rules and regulations of the SEC thereunder as to the Registration Statement and any amendment thereto, and as of their respective dates as to the Pricing Prospectus and the Prospectus and any amendment or supplement thereto, and as of each Closing Date as to the Prospectus, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus.

(f)            The Primary Shares, if any, have been duly authorized and reserved for issuance, sale and delivery by the Company and, if and when the Primary Shares are issued, sold and delivered by the Company pursuant to this Agreement, the Primary Shares will be validly issued, fully paid and non-assessable, and the issuance, sale and delivery of such Primary Shares will not be subject to any preemptive or similar rights. The Shares will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus. The maximum number of shares of Common Stock deliverable to the Forward Purchasers in the aggregate pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or Additional Forward Sale Agreements, as the case may be) or otherwise (the “Issuable Securities”), have been duly authorized and reserved for issuance and, when issued, sold and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements or such Additional Forward Sale Agreements, as the case may be, against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements or Additional Forward Sale Agreements, as the case may be, such shares of Common Stock will be validly issued, fully paid and non-assessable, and the issuance, sale and delivery thereof will not be subject to any preemptive or similar rights.

(g)            This Agreement has been duly authorized, executed and delivered by the Company. Each Forward Sale Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the relevant Forward Purchaser, each Forward Sale Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought (collectively, the “Exceptions”). Each Additional Forward Sale Agreement, if any, has been duly authorized by the Company and, upon its execution and delivery by the Company, will be duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the relevant Forward Purchaser, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the Exceptions.

(h)            The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Missouri, with corporate power and authority to own or lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and to execute, deliver and perform its obligations under, or as contemplated by, the Transaction Documents and to do all and any of the acts necessary in connection with or arising from the transactions contemplated hereby and thereby; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, management, financial position, shareholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(i)             Each significant subsidiary (as defined in Rule 405 under the 1933 Act) of the Company (as listed on Schedule III hereto) (each, a “Significant Subsidiary”) has been duly incorporated and is validly existing and is in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus; each such Significant Subsidiary is duly qualified to do business and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all of the issued and outstanding common stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and all of such common stock is owned by the Company, directly or indirectly, free from liens, encumbrances and defects of title.

(j)             Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited consolidated financial statements incorporated by reference in the Pricing Prospectus and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Prospectus and the Prospectus, and since the respective dates as of which information is given in the Pricing Prospectus or the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries, taken as a whole, and (ii) there has not been any decrease in the shareholders’ equity of the Company (except for regular quarterly dividends, retained earnings and newly issued shares issued pursuant to the Company’s employee benefit or compensation plans or nonemployee director stock plan or the Company’s dividend reinvestment and stock purchase plan), any increase in long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, in each case, other than as set forth or contemplated in the Pricing Prospectus and the Prospectus.

(k)            The offering and sale of the Shares as contemplated by this Agreement, and the compliance by the Company with all of the provisions of the Transaction Documents (including the issuance and delivery of the Issuable Securities), and the consummation of the transactions herein and therein contemplated, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any of its Significant Subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated by the Transaction Documents; the execution, delivery and performance of the Transaction Documents and the consummation of the transactions herein and therein contemplated will not require the approval or consent of any holder or trustee of any debt or other obligations or securities of the Company which will not have been obtained; and no consent, approval, authorization, order, registration, or qualification of or with any court or governmental agency or body is required for the offering, issuance and sale of the Shares, or the performance by the Company of its obligations under the Transaction Documents (including the issuance and delivery of the Issuable Securities), except such as have been, or will have been prior to each Closing Date, obtained or made under the 1933 Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws of any jurisdiction (including any non-U.S. jurisdiction) in connection with the purchase and distribution of the Shares by the Underwriters.

(l)             The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(m)            Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its articles of incorporation or by-laws, (ii) to the best knowledge of the Company, after due inquiry, other than as disclosed in the Pricing Prospectus and the Prospectus, in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or its Significant Subsidiaries (including, without limitation, such applicable laws, ordinances, administrative or governmental rules or regulations administered or promulgated by the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the SEC, the Environmental Protection Agency, the Illinois Commerce Commission and the Missouri Public Service Commission), the violation of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or of any decree of any court or governmental agency or body having jurisdiction over the Company or such Significant Subsidiaries, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)            Other than as disclosed in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or that Significant Subsidiary, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

(o)            The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Common Stock,” insofar as they purport to constitute a summary of the terms of the Shares, under the caption “Certain U.S. Federal Tax Considerations for Non-U.S. Holders” and under the captions “Underwriting (Conflicts of Interest)” and “Plan of Distribution” (except with respect to the information under the captions “Underwriting (Conflicts of Interest)—Selling Restrictions” and “Underwriting (Conflicts of Interest)—Certain Relationships” and information in the second, third, fourth and fifth sentences under the caption “Underwriting (Conflicts of Interest)—Conflicts of Interest”), insofar as they purport to describe the provisions of the laws and documents referred to therein, including, without limitation, the Forward Sale Agreements and any Additional Forward Sale Agreements, are accurate, complete and fair.

(p)            The consolidated financial statements of the Company incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of the Company’s operations and cash flows for the periods therein specified and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise indicated therein; and the interactive data in eXtensible Business Reporting Language filed as exhibits to the periodic reports incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(q)            PricewaterhouseCoopers LLP (the “Accountants”), who have audited certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting, is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the rules and regulations of the SEC thereunder and the Public Company Accounting Oversight Board (United States).

(r)             The Company is not and, as a result of and after giving effect to the transactions contemplated by the Transaction Documents (including, without limitation, (i) the issuance, sale and delivery of the Primary Shares, if any, and (ii) the issuance, sale and delivery of shares of Common Stock upon settlement of the Forward Sale Agreements and any Additional Forward Sale Agreements and the application of the proceeds therefrom, if any, upon such settlement, in each case, as described in the Pricing Disclosure Package and the Prospectus), will not be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”) or an entity “controlled” by an investment company, as such terms are defined in the 1940 Act.

(s)             Except as disclosed in the Pricing Prospectus and the Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Significant Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their business and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(t)             The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, except as disclosed in the Pricing Prospectus and the Prospectus, the Company’s internal control over financial reporting as of March 31, 2025 was effective and the Company is not aware of any material weaknesses in the Company’s internal control over financial reporting since that date.

(u)            Except as disclosed in the Pricing Prospectus and the Prospectus, since March 31, 2025, to the knowledge of the Chief Accounting Officer of the Company, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v)            The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures as of March 31, 2025 were effective; and since March 31, 2025, to the knowledge of the Chief Accounting Officer of the Company, there has been no change in the Company’s disclosure controls and procedures that has materially affected, or is reasonably likely to materially affect, the Company’s disclosure controls and procedures.

(w)            (A) (i) At the time of the initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(x)            The Company and each of its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Disclosure Package (including, without limitation, the mortgages of each of the Significant Subsidiaries) or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries or as could not reasonably be expected to have a Material Adverse Effect; and all assets held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries and as could not reasonably be expected to have a Material Adverse Effect.

(y)            The Company maintains policies and procedures designed to ensure compliance by the Company, its subsidiaries and their respective directors, officers, employees and agents with all laws, rules and regulations of any jurisdiction applicable to the Company or its subsidiaries from time to time concerning or relating to bribery, corruption or money laundering (collectively, “Anti-Corruption Laws”) and applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administrated by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State (the “State Department”), or by the United Nations Security Council (the “UNSC”), the European Union (the “EU”) or His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), and the Company and its subsidiaries and, to the knowledge of the Company, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions; and none of (A) the Company, any of its subsidiaries, or, to the knowledge of the Company, any of their respective directors, officers or employees, or (B) to the knowledge of the Company, any agent of the Company or any of its subsidiaries that will act in any capacity in connection with, or benefit from, this Agreement, is (i) a person listed in any Sanctions-related list of designated persons maintained by OFAC or the State Department, or by the UNSC, the EU or any EU member state, (ii) a person operating, organized or resident in a country or territory that is itself the subject or target of any Sanctions (as of the date hereof, including, without limitation, Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of Zaporizhzhia and Kherson or any other Covered Region of Ukraine identified pursuant to Executive Order 14065) or (iii) any person 50% or more owned or controlled by any such person or persons.

(z)            The Company will not, directly or indirectly, use any proceeds of the offering and sale of any Primary Shares or any proceeds received upon settlement of the Forward Sale Agreements and any Additional Forward Sale Agreements, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund any activities of or business with any person or entity that, at the time of such funding, is the subject of Sanctions.

(aa)       Except as disclosed in the Pricing Prospectus and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge there has been no security breach, unauthorized access or other compromise or misuse of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers and vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”). Except as disclosed in the Pricing Prospectus and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data. The Company has implemented backup and disaster recovery technology consistent with industry standards and practices. The Company has policies and procedures in place designed to ensure the integrity and security of its IT Systems and Data and comply with such policies and procedures in all material respects.

3.            Representations and Warranties of the Forward Sellers. Each Forward Seller represents and warrants to the Company and each Underwriter as of the date hereof and as of the applicable Closing Date as follows:

(a)            This Agreement has been duly authorized, executed and delivered by such Forward Seller, and, as of the applicable Closing Date, such Forward Seller will have the full right, power and authority to sell, transfer and deliver the Forward Underwritten Shares or the Forward Option Shares, as the case may be, that it is required to sell, transfer and deliver to the extent that it is required to transfer such Forward Underwritten Shares or such Forward Option Shares hereunder.

(b)            The Forward Sale Agreement entered into by it (as Forward Purchaser) or its affiliated Forward Purchaser has been duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery of such Forward Sale Agreement by the Company, such Forward Sale Agreement constitutes a valid and binding agreement of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except as may be limited by the Exceptions. Each Additional Forward Sale Agreement, if any, entered into by it (as Forward Purchaser) or its affiliated Forward Purchaser has been duly authorized by such Forward Purchaser and, upon its execution and delivery by such Forward Purchaser, will be duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, will constitute a valid and binding agreement of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except as may be limited by the Exceptions.

(c)            Such Forward Seller, at the applicable Closing Date, will have the free and unqualified right to transfer the number of Forward Shares that it is required to deliver to the extent that it is required to transfer such Forward Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Forward Shares and payment of the purchase price therefor, as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Forward Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party.

4.            Offering; Time and Place of Closing; Delivery of Shares.

(a)            The Underwriters have advised the Company and the Forward Sellers that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the effectiveness of this Agreement as in their judgment is advisable. The Underwriters have further advised the Company that the Underwriters will offer the Shares to the public upon the terms set forth in the Pricing Disclosure Package and the Prospectus.

(b)            Delivery of the Forward Underwritten Shares (by the Forward Sellers) and/or the Company Top-Up Underwritten Shares (by the Company) and payment therefor to the Forward Sellers (with respect to the Forward Underwritten Shares) and/or the Company (with respect to the Company Top-Up Underwritten Shares) by wire transfer of immediately available funds shall be made at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, or by the electronic exchange of documents and certificates by the parties, at 10:00 A.M., New York City time, on May 14, 2025 or at such other time on the same or such other day as shall be agreed upon by the Company, the Representatives, the Forward Sellers and the Forward Purchasers, or as may be established in accordance with Section 12 hereof. The hour and date of such delivery and payment are herein called the “Initial Closing Date”. Delivery of the Forward Option Shares (by the Forward Sellers) and/or the Company Option Shares (by the Company) and payment therefor to the Forward Sellers (with respect to the Forward Option Shares) and/or the Company (with respect to the Company Option Shares) shall be made at the above-mentioned offices, or by the electronic exchange of documents and certificates by the parties, at such hour and date as specified by the Representatives in the Option Notice (if not the Initial Closing Date, the “Option Closing Date”). The Initial Closing Date and the Option Closing Date shall each be referred to herein as a “Closing Date”. Payment shall be made to the Company, in the case of any Primary Shares, and to the Forward Sellers, in the case of the Forward Shares, by wire transfer of immediately available funds to the account specified by the Company or the Forward Sellers, as applicable, to the Representatives against delivery to the Representatives for the respective accounts of the Underwriters of certificates (or book-entry credits) for the related Shares to be purchased by them. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Certificates for the Shares shall be registered in such names and in such denominations as the Representatives may request upon at least twenty-four hours prior notice to the Company and the Forward Sellers. The Company and the Forward Sellers agree to make the certificates (if any) for the Shares available to the Underwriters for checking not later than 2:30 P.M., New York City time, on the last business day preceding each Closing Date at such place as may be agreed upon between the Representatives, the Company and the Forward Sellers, or at such other time and/or date as may be agreed upon between the Representatives, the Company and the Forward Sellers.

5.            Covenants of the Company. The Company agrees with each of the Underwriters, the Forward Sellers and the Forward Purchasers:

(a)            To prepare the Prospectus in a form approved by the Representatives, the Forward Sellers and the Forward Purchasers and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act prior to the earlier of the (i) Initial Closing Date and (ii) the SEC’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b) under the 1933 Act; to make no further amendment or any supplement to the Registration Statement, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus prior to the applicable Closing Date which shall be disapproved by the Representatives, the Forward Sellers or the Forward Purchasers promptly after reasonable notice thereof; to advise the Representatives, the Forward Sellers and the Forward Purchasers, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed with the SEC and to furnish the Representatives, the Forward Sellers and the Forward Purchasers with copies thereof; to file promptly all material required to be filed by the Company with the SEC pursuant to Rule 433(d) under the 1933 Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required in connection with the offering or sale of the Shares; to promptly notify the Representatives, the Forward Sellers and the Forward Purchasers of any written notice given to the Company by either of Moody’s Investors Service, Inc. or S&P Global Ratings, a division of S&P Global Inc. (each, a “Rating Agency”), of any intended decrease in any rating of any securities of the Company or of any intended change in any such rating that does not indicate the direction of the possible change of any such rating, in each case by any such Rating Agency; to advise the Representatives, the Forward Sellers and the Forward Purchasers, promptly after it receives notice thereof, of the issuance by the SEC of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the 1933 Act against the Company or relating to the offering of the Shares, or of any request by the SEC for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(b)            If at any time prior to the applicable Closing Date (A) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Representatives, the Forward Sellers and the Forward Purchasers thereof and forthwith prepare and file with the SEC (to the extent required) and furnish to the Representatives, the Forward Sellers and the Forward Purchasers and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package, as so amended or supplemented, will not, in the light of the circumstances under which they were made, be misleading or so that the Pricing Disclosure Package will comply with law.

(c)            For so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required in connection with the offering or sale of the Shares, to furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate and to file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation, qualify as a dealer in securities or file a general consent to service of process under the laws of any jurisdiction.

(d)            If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, to file, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(e)            If at any time when the Shares remain unsold by the Underwriters the Company receives from the SEC a notice pursuant to Rule 401(g)(2) under the 1933 Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, to (i) promptly notify the Representatives, the Forward Sellers and the Forward Purchasers, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives, the Forward Sellers and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(f)            To promptly furnish the Representatives, the Forward Sellers and the Forward Purchasers with electronic copies of the Prospectus and each Issuer Free Writing Prospectus prepared by the Company (to the extent not previously delivered), as amended or supplemented, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required at any time in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), such Pricing Disclosure Package or such Issuer Free Writing Prospectus, as then amended or supplemented, is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Representatives, the Forward Sellers and the Forward Purchasers and, upon their request, to file such document and to prepare and furnish without charge to the Representatives, the Forward Sellers and the Forward Purchasers and to any dealer in securities as many electronic copies as the Representatives, the Forward Sellers and the Forward Purchasers may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, or, if at any time prior to the applicable Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Representatives, the Forward Sellers and the Forward Purchasers thereof and forthwith prepare and, subject to Section 5(a) hereof, file with the SEC (to the extent required) and furnish to the Underwriters, the Forward Sellers and the Forward Purchasers and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package, as so amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or so that the Pricing Disclosure Package will comply with law; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) in connection with sales of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(g)            To make generally available to its security holders and to holders of the Shares, as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earning statement of the Company (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the SEC thereunder (including, at the option of the Company, Rule 158 under the 1933 Act).

(h)            Upon request of an Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described in this Section 5(h), is granted without any fee and may not be assigned or transferred.

(i)             To apply any proceeds received by it from the offering and sale of any Primary Shares and any proceeds received by it upon settlement of the Forward Sale Agreements and any Additional Forward Sale Agreements, in each case, for the purposes set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)             During a period of 60 days from the date of the Prospectus, to not, without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing, (ii) enter into any swap, or any other agreement or any transaction, that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (iii) publicly disclose the intention to take any of the actions restricted by clause (i) or (ii) above. The foregoing sentence shall not apply to (A) the Primary Shares to be sold hereunder, if any, and any shares of Common Stock that may be issued and delivered pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit or compensation plans of the Company (or the filing of a registration statement under the 1933 Act with respect thereto), (D) any shares of Common Stock issued pursuant to any existing nonemployee director stock plan or dividend reinvestment and stock purchase plan of the Company (or the filing of a registration statement under the 1933 Act with respect thereto) or (E) any shares of Common Stock that may be issued and delivered pursuant to any forward sale agreements entered into by the Company prior to the date hereof under its “at the market” equity distribution program.

(k)            To not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(l)             To use its commercially reasonable efforts to cause the Primary Shares, if any, and the Issuable Securities to be approved for listing on the New York Stock Exchange (the “NYSE”) not later than the Initial Closing Date, subject only to official notice of issuance.

6.            Issuer Free Writing Prospectuses.

(a)        (i)          The Company represents and agrees that, other than any Issuer Free Writing Prospectuses listed on Schedule II(a) or (b) hereto, without the prior consent of the Representatives, the Forward Sellers and the Forward Purchasers, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act;

(ii)            each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Shares that are not Issuer Free Writing Prospectuses and which contain preliminary terms of the Shares and related customary information and any free writing prospectus that is not required to be filed with the SEC listed on Schedule II(b) hereto, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and

(iii)            any such free writing prospectus the use of which has been consented to by the Representatives, the Forward Sellers and the Forward Purchasers is listed on Schedule II(a) or (b) hereto.

(b)            The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including timely filing with the SEC or retention where required and legending.

7.            Payment of Expenses. Whether or not any sale of the Shares is consummated, the Company covenants and agrees with the Underwriters, the Forward Purchasers and the Forward Sellers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and the Accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters, the Forward Purchasers and the Forward Sellers and any dealers; (ii) the applicable SEC filing fees relating to the Shares within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso thereof; (iii) the cost of printing or producing any agreement among underwriters, this Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements, any blue sky surveys, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses (not to exceed $5,000) in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of Pillsbury Winthrop Shaw Pittman LLP, New York, New York (“Underwriters’ Counsel”) in connection with such qualification and in connection with any such blue sky surveys; (v) any filing fees incident to, and the fees and disbursements of Underwriters’ Counsel in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Shares; (vi) the cost of preparing certificates for the Shares; (vii) the fees and expenses incurred in connection with the listing of the Issuable Securities and the Primary Shares on the NYSE; (viii) the fees and expenses of any transfer agent or registrar for the Shares; and (ix) all other costs and expenses incurred by the Company incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7 and Sections 9 and 14 hereof, (x) the Underwriters will pay all of their own costs and expenses, including the fees of Underwriters’ Counsel and the fees of and any advertising expenses in connection with any offers the Underwriters may make, and (y) the Forward Sellers and the Forward Purchasers will pay all of their own costs and expenses, including the fees of Davis Polk & Wardwell LLP, New York, New York (“Forward Parties’ Counsel”).

8.            Conditions to Underwriters’ and Forward Sellers’ Obligations. The obligations of the Underwriters to purchase and pay for the Shares and the obligations of the Forward Sellers to deliver and sell the Forward Shares, as the case may be, hereunder, shall be subject, in the discretion of the Underwriters and the Forward Sellers, respectively, to the condition that all representations and warranties and other statements of the Company contained herein are, at and as of the Applicable Time and each Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed at and as of each Closing Date, as the case may be, and the following additional conditions:

(a)            The Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 5(a) hereof; any material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act related to the offering of the Shares, shall have been filed with the SEC within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering of the Shares shall have been initiated or threatened by the SEC and no notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Representatives, the Forward Sellers and the Forward Purchasers.

(b)            At each Closing Date, Underwriters’ Counsel shall have furnished to the Representatives, the Forward Sellers and the Forward Purchasers an opinion, dated such Closing Date, with respect to such matters as the Representatives, the Forward Sellers or the Forward Purchasers may reasonably request, and Underwriters’ Counsel shall have received such documents and information as it may reasonably request to enable it to pass upon such matters. In rendering such opinion, Underwriters’ Counsel may (i) state that such opinion is limited to matters covered by the federal laws of the United States of America and (ii) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(c)            At each Closing Date, Stephen C. Lee, Esq., Vice President, Interim General Counsel and Secretary of the Company, shall have furnished to the Representatives, the Forward Sellers and the Forward Purchasers an opinion, dated such Closing Date, in the form attached as Exhibit B hereto (x) with such changes therein as may be agreed upon by the Company, the Representatives, the Forward Sellers and the Forward Purchasers with the approval of Underwriters’ Counsel and Forward Parties’ Counsel, and (y) if the Pricing Disclosure Package shall be supplemented after being furnished to the Representatives, the Forward Sellers and the Forward Purchasers for use in offering the Shares, with changes therein to reflect such supplementation (it being understood that such opinion will be modified appropriately to the extent any Primary Shares are issued by the Company).

(d)            At each Closing Date, Morgan, Lewis & Bockius LLP shall have furnished to the Representatives, the Forward Sellers and the Forward Purchasers an opinion, dated such Closing Date, in the form attached as Exhibit C hereto (x) with such changes therein as may be agreed upon by the Company, the Representatives, the Forward Sellers and the Forward Purchasers with the approval of Underwriters’ Counsel and Forward Parties’ Counsel, and (y) if the Pricing Disclosure Package shall be supplemented after being furnished to the Representatives, the Forward Sellers and the Forward Purchasers for use in offering the Shares, with changes therein to reflect such supplementation (it being understood that such opinion will be modified appropriately to the extent any Primary Shares are issued by the Company).

(e)            On the date of this Agreement and at each Closing Date, the Accountants shall have furnished to the Representatives letters, dated the date of this Agreement and such Closing Date, respectively, in form and substance satisfactory to the Representatives, with respect to the consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus.

(f)            (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the most recent audited consolidated financial statements incorporated by reference in the Pricing Prospectus, any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as disclosed or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, other than as disclosed or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(g)            At the Initial Closing Date, the Primary Shares to be delivered on each Closing Date, if any, and the Issuable Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h)            At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule IV hereto.

(i)            On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any Rating Agency, and (ii) no such Rating Agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, unless such surveillance or review has been publicly announced prior to the Applicable Time.

(j)            On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally by the SEC, the NYSE or The Nasdaq Stock Market or any setting of minimum or maximum prices for trading thereon; (ii) a suspension or material limitation in trading in the Company’s securities by the SEC, the NYSE or The Nasdaq Stock Market; (iii) a general moratorium on commercial banking activities declared by Federal, New York state or Missouri state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iv) any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any event specified in clause (iv) or (v), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(k)            The Company shall have complied with the provisions of Section 5(f) hereof with respect to the furnishing of the Prospectus and each Issuer Free Writing Prospectus.

(l)            At each Closing Date, the Company shall have furnished or caused to be furnished to the Representatives, the Forward Sellers and the Forward Purchasers a certificate or certificates, dated such Closing Date, of officers of the Company (one of which shall be the chief accounting or financial officer) satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers in which such officers shall state that: the representations and warranties of the Company in this Agreement and that are qualified by materiality are true and correct in all respects and the representations and warranties of the Company in this Agreement not qualified by materiality are true and correct in all material respects, in each case, at and as of such Closing Date, that the Company has complied with all agreements and has satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and that, subsequent to the respective dates as of which information is given in the Pricing Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as described in the Pricing Prospectus.

(m)            At each Closing Date, Underwriters’ Counsel and Forward Parties’ Counsel shall have been furnished with all such documents, certificates and opinions as Underwriters’ Counsel and Forward Parties’ Counsel may reasonably request and that are customary for transactions of a similar nature, in order to evidence the accuracy and completeness of any of the representations, warranties, certificates or other written statements of the Company provided to the Representatives, the Forward Sellers and the Forward Purchasers pursuant to this Agreement, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained. All proceedings taken by the Company at or prior to each Closing Date in connection with the authorization, issuance and sale of the Shares as contemplated by this Agreement, including, without limitation, the execution of this Agreement, shall be reasonably satisfactory in form and substance to the Representatives, Underwriters’ Counsel and Forward Parties’ Counsel.

(n)            The Forward Sale Agreements shall be in full force and effect at the Initial Closing Date, and each Additional Forward Sale Agreement, if any, shall be in full force and effect at the related Option Closing Date.

In case any of the conditions specified above in this Section 8 shall not have been fulfilled, this Agreement may be terminated by the Representatives, the Forward Sellers and the Forward Purchasers upon mailing or otherwise delivering written notice thereof to the Company. Any such termination shall be without liability of any party to the other parties except as otherwise provided in Section 7 hereof and except for any liability under Section 9 hereof.

9.            Indemnification and Contribution.

(a)            The Company will indemnify and hold harmless each Underwriter, each Forward Seller and each Forward Purchaser against any losses, claims, damages, liabilities or expenses, as and when incurred, to which such Underwriter, such Forward Seller or such Forward Purchaser or any or all of them may become subject, joint or several, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse such Underwriter, such Forward Seller or such Forward Purchaser for any reasonable expenses (including reasonable fees and expenses for no more than one law firm for each of (i) the Underwriters and (ii) the Forward Sellers and the Forward Purchasers) when and as incurred by such Underwriter, such Forward Seller and such Forward Purchaser in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or by the Forward Sellers or the Forward Purchasers, as applicable, expressly for use therein.

(b)            Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each Forward Seller and each Forward Purchaser against any losses, claims, damages, liabilities or expenses to which the Company, such Forward Seller or such Forward Purchaser or any or all of them may become subject, joint or several, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, and will reimburse the Company, such Forward Seller and such Forward Purchaser for any reasonable expenses (including reasonable fees and expenses for no more than one law firm for each of (i) the Company and (ii) the Forward Sellers and the Forward Purchasers) when and as incurred by the Company, such Forward Seller and such Forward Purchaser in connection with investigating or defending any such action or claim.

(c)            Promptly after receipt by an indemnified party under Section 9(a) or Section 9(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 9(a) or Section 9(b) hereof, notify such indemnifying party in writing of the commencement thereof, but the omission so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 9(a) or Section 9(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify such indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 9(a) or Section 9(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 9(a) or Section 9(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in any such action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of any such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)            If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or Section 9(b) hereof in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party under Section 9(a) or Section 9(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by each of the Company, the Underwriters, the Forward Sellers and the Forward Purchasers, as the case may be, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9(c) hereof, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each of the Company, the Underwriters, the Forward Sellers and the Forward Purchasers, as the case may be, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Underwriters, the Forward Sellers and the Forward Purchasers shall be deemed to be in the same relative proportions as the total net proceeds from such offering (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements assuming Physical Settlement (as such term is defined in the Forward Sale Agreement or such Additional Forward Sale Agreements) of the Forward Sale Agreements and any Additional Forward Sale Agreements on the Effective Date (as such term is defined in the Forward Sale Agreements or such Additional Forward Sale Agreements)), the total underwriting discounts and commissions received by the Underwriters, and the aggregate Spread (as defined in the Forward Sale Agreements and any Additional Forward Sale Agreements) received by the Forward Purchasers under the Forward Sale Agreements and any Additional Forward Sale Agreements, net of any costs associated therewith, as reasonably determined by the Forward Sellers, in each case, bear to the aggregate offering price of the Shares, plus such aggregate Spread (net of such costs). The relative fault of each of the Company, the Underwriters, the Forward Sellers and the Forward Purchasers, as the case may be, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and such parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Underwriters, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters, the Forward Sellers and the Forward Purchasers were each treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by such an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), (x) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (y) no Forward Seller or Forward Purchaser shall be required to contribute any amount in excess of the amount by which the aggregate Spread (as defined in the relevant Forward Sale Agreement and any Additional Forward Sale Agreement) received by such Forward Purchaser or such Forward Seller’s affiliated Forward Purchaser under such Forward Sale Agreement or such Additional Forward Sale Agreement exceeds the amount of any damages that such Forward Seller or such Forward Purchaser have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)            The obligations of the Company under this Section 9 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls each Underwriter, each Forward Seller or each Forward Purchaser, within the meaning of the 1933 Act or the 1934 Act and each broker-dealer affiliate of any Underwriter, Forward Seller or Forward Purchaser; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act.

10.            Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Underwriters, the Forward Sellers and the Forward Purchasers, as set forth in this Agreement or made by or on behalf of the Company, the Underwriters, the Forward Sellers or the Forward Purchasers, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of (i) any Underwriter or any of its respective officers, directors, employees, agents or other representatives or controlling persons, (ii) any Forward Seller or Forward Purchaser, or any of their officers, directors, employees, agents or other representatives or controlling persons, or (iii) the Company, any officer or director of the Company who signed the Registration Statement or any controlling person of the Company, and shall survive delivery of and payment for the Shares.

11.            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, email: registration-syndops@ny.email.gs.com; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, facsimile: (212) 622-8358; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration facsimile: (646) 834-8133, with a copy, in the case of any notice pursuant to Section 9, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, email: ECMOriginationPower@wellsfargo.com; notices to the Forward Sellers shall be directed to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, email: registration-syndops@ny.email.gs.com; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: EDG Marketing Support, email: edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, facsimile: (646) 834-8133, with a copy, in the case of any notice pursuant to Section 9, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, email: ECMOriginationPower@wellsfargo.com; notices to the Forward Purchasers shall be directed to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, email: registration-syndops@ny.email.gs.com; JPMorgan Chase Bank, National Association, c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, facsimile: (212) 622-8358; Barclays Bank PLC, c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Kevin Cheng, facsimile: (917) 522-0458, telephone: (212) 526-8627, email: kevin.cheng@barclays.com and ELHSPower@barclays.com; Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, email: CorporateDerivativeNotifications@wellsfargo.com; and notices to the Company shall be directed to Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103, Attention: Treasurer, email: dsagel@ameren.com.

12.            Defaulting Underwriters.

(a)            If any Underwriter shall default in its obligation to purchase the number of Shares which it has agreed to purchase hereunder at the applicable Closing Date, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such number of Shares on the terms contained herein. If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such number of Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase such number of Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such number of Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such number of Shares, the Representatives or the Company shall have the right to postpone such Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Pricing Disclosure Package or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 12 with like effect as if such person had originally been a party to this Agreement with respect to such number of Shares.

(b)            If, after giving effect to any arrangements for the purchase of the number of Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 12(a) hereof, the number of such Shares which remains unpurchased does not exceed one-eleventh of the number of the Shares to be purchased on the applicable Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder on such Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder on such Closing Date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)            If, after giving effect to any arrangements for the purchase of the number of Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 12(a) hereof, the number of such Shares which remains unpurchased on the applicable Closing Date exceeds one-eleventh of the number of the Shares to be purchased on such Closing Date, or if the Company shall not exercise the right described in Section 12(b) hereof to require non-defaulting Underwriters to purchase such number of Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to such Closing Date, the obligation of the Underwriters to purchase, and the Company to sell, the applicable Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters, the Forward Sellers and the Forward Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13.            Company Top-Up Shares.

(a)            If in respect of any Forward Sale Agreement or any Additional Forward Sale Agreement, as applicable, (i) all the Conditions are not satisfied on or prior to the Initial Closing Date or, in respect of any Additional Forward Sale Agreement entered into pursuant to Section 1(a)(iii) hereof, all the Additional Conditions are not satisfied on or prior to the related Option Closing Date, if any, as the case may be, and the Forward Seller affiliated with the Forward Purchaser party to such Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, elects, pursuant to Section 1(b) or 1(c) hereof, as the case may be, not to deliver the Forward Underwritten Shares or the Forward Option Shares, as applicable, otherwise deliverable by such Forward Seller, (ii) in such Forward Purchaser’s good faith and commercially reasonable judgment, it or its affiliate is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of the Forward Underwritten Shares or the Forward Option Shares, as applicable, to be otherwise borrowed and delivered for sale by its affiliated Forward Seller hereunder or (iii) in such Forward Purchaser’s good faith and commercially reasonable judgment, it or its affiliate would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Company shall issue and sell to the Underwriters, pursuant to Section 1(a)(ii) or 1(a)(iv) hereof, as the case may be, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Forward Underwritten Shares or Forward Option Shares, as the case may be, that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Initial Closing Date or the related Option Closing Date, as the case may be, for a period not exceeding two business days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 13(a) in lieu of Forward Underwritten Shares are referred to herein as the “Company Top-Up Underwritten Shares”, and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 13(a) in lieu of Forward Option Shares are referred to herein as the “Company Top-Up Option Shares”.

(b)            No Forward Purchaser or Forward Seller shall have any liability whatsoever for any Forward Shares underlying its Forward Sale Agreement or any Additional Forward Sale Agreement, as applicable, that such Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Initial Closing Date, in the case of Forward Underwritten Shares, or all of the Additional Conditions are not satisfied on or prior to the related Option Closing Date, in the case of Forward Option Shares, and such Forward Seller elects, pursuant to Section 1(b) or 1(c) hereof, as the case may be, not to deliver and sell to the Underwriters the Forward Underwritten Shares or the Forward Option Shares, as applicable, otherwise deliverable by such Forward Seller, (ii) in such Forward Purchaser’s good faith and commercially reasonable judgment, it or its affiliate is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of the Forward Underwritten Shares or the Forward Option Shares, as applicable, to be otherwise borrowed and delivered for sale by its affiliated Forward Seller hereunder or (iii) in such Forward Purchaser’s good faith and commercially reasonable judgment, it or its affiliate would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of more than a rate equal to 200 basis points per annum to do so.

14.            Termination. If this Agreement shall be terminated pursuant to Section 12 hereof, the Company shall not then be under any liability to any Underwriter, except as provided in Sections 7 and 9 hereof; but, if for any other reason, including if any of the conditions in Section 8 hereof have not been fulfilled, the Company Top-Up Underwritten Shares are not delivered by or on behalf of the Company as provided herein or the Company does not comply with its other obligations as provided herein, the Company will reimburse (i) the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of Underwriters’ Counsel, reasonably incurred by the Underwriters in making preparations for the consummation of the transactions contemplated by the Transaction Documents and (ii) the Forward Sellers and the Forward Purchasers for all out-of-pocket expenses approved in writing by the Forward Sellers and the Forward Purchasers, including fees and disbursements of Forward Parties’ Counsel reasonably incurred by the Forward Sellers and the Forward Purchasers in making preparations for the consummation of the transactions contemplated by the Transaction Documents, but the Company shall then be under no further liability to any Underwriter, Forward Seller or Forward Purchaser, except as provided in Sections 7 and 9 hereof.

15.            No Fiduciary Duty. The Company hereby acknowledges that each of the Underwriters, the Forward Sellers and the Forward Purchasers are acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriters, the Forward Sellers or the Forward Purchasers are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Shares contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by the Transaction Documents, and the Underwriters, the Forward Sellers and the Forward Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters, the Forward Sellers or the Forward Purchasers of the Company, the transactions contemplated by the Transaction Documents or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, the Forward Sellers or the Forward Purchasers, respectively, and shall not be on behalf of the Company.

16.            Governing Law; Miscellaneous.

(a)            The rights and duties of the parties to this Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York. This Agreement shall be binding upon, and inure solely to the benefit of, the Company, the Underwriters, the Forward Sellers and the Forward Purchasers, except to the extent provided in Section 9(e) hereof, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No person who purchases any of the Shares from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

(b)            The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(c)            Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the SEC’s office in Washington, D.C. is open for business. The word “or” shall not be exclusive, and all references in this Agreement to the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or subdivision hereof, and the captions to such Sections and subdivisions are for convenience only and shall not affect the construction hereof.

(d)            The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal or state income tax benefits expected to be claimed with respect to such transaction, without the Underwriters, the Forward Sellers or the Forward Purchasers imposing any limitation of any kind.

(e)            In all dealings hereunder, the Representatives of the Underwriters of the Shares shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly.

(f)            This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

17.            Waiver of Jury Trial. The Company and each of the Underwriters, Forward Sellers and Forward Purchasers hereby waive their respective rights to jury trial with respect to any litigation arising under, or in connection with, this Agreement.

18.            Qualified Financial Contracts. In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

{Signature Page Follows}

If the foregoing is in accordance with your understanding, please sign and return to the Company the enclosed duplicate hereof.

Very truly yours,

Ameren Corporation

By:	/s/ Darryl T. Sagel
	Name:	Darryl T. Sagel
	Title:	Vice President and Treasurer

Accepted as of the date hereof:

Goldman Sachs & Co. LLC			J.P. Morgan Securities LLC

By:	/s/ Ryan Cunn		By:	/s/ Bobby Wiebe
	Name:	Ryan Cunn		Name:	Bobby Wiebe
	Title:	Managing Director		Title:	Vice President

Barclays Capital Inc.			Wells Fargo Securities, LLC

By:	/s/ Robert Stowe		By:	/s/ Michael Tiedemann
	Name:	Robert Stowe		Name:	Michael Tiedemann
	Title:	Managing Director		Title:	Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule I hereto

{Signature Page to Underwriting Agreement}

Accepted as of the date hereof:

Goldman Sachs & Co. LLC			J.P. Morgan Securities LLC
in its capacity as Forward Seller			in its capacity as Forward Seller

By:	/s/ Michael Voris		By:	/s/ Bobby Wiebe
	Name:	Michael Voris		Name:	Bobby Wiebe
	Title:	Managing Director		Title:	Vice President

Barclays Capital Inc.			Wells Fargo Securities, LLC
in its capacity as Forward Seller			in its capacity as Forward Seller

By:	/s/ Robert Stowe		By:	/s/ Michael Tiedemann
	Name:	Robert Stowe		Name:	Michael Tiedemann
	Title:	Managing Director		Title:	Managing Director

{Signature Page to Underwriting Agreement}

Goldman Sachs & Co. LLC			JPMorgan Chase Bank, National Association

By:	/s/ Michael Voris		By:	/s/ Gaurav Maria
	Name:	Michael Voris		Name:	Gaurav Maria
	Title:	Managing Director		Title:	Managing Director

Barclays Bank PLC			Wells Fargo Bank, National Association

By:	/s/ Kevin Cheng		By:	/s/ Kevin Brillhart
	Name:	Kevin Cheng		Name:	Kevin Brillhart
	Title:	Authorized Signatory		Title:	Managing Director

Each acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

{Signature Page to Underwriting Agreement}

SCHEDULE I

Ameren Corporation

Common Stock, $.01 Par Value Per Share

Names of Underwriters	Number of Forward Underwritten Shares to be Purchased from Goldman Sachs & Co. LLC	Number of Forward Underwritten Shares to be Purchased from J.P. Morgan Securities LLC	Number of Forward Underwritten Shares to be Purchased from Barclays Capital Inc.	Number of Forward Underwritten Shares to be Purchased from Wells Fargo Securities, LLC
Goldman Sachs & Co. LLC	906,633	453,218	291,397	291,397
J.P. Morgan Securities LLC	453,316	226,610	145,698	145,698
Barclays Capital Inc.	291,418	145,678	93,663	93,663
Wells Fargo Securities, LLC	291,418	145,678	93,663	93,663
BofA Securities, Inc.	129,519	64,745	41,629	41,628
Mizuho Securities USA LLC	129,519	64,745	41,628	41,629
Morgan Stanley & Co. LLC	129,519	64,746	41,628	41,628
MUFG Securities Americas Inc.	129,519	64,746	41,628	41,628
RBC Capital Markets, LLC	129,519	64,746	41,628	41,628
Total	2,590,380	1,294,912	832,562	832,562

Names of Forward Purchasers	Number of Shares to be Purchased
Goldman Sachs & Co. LLC	2,590,380
JPMorgan Chase Bank, National Association	1,294,912
Barclays Bank PLC	832,562
Wells Fargo Bank, National Association	832,562
Total	5,550,416

I-1

SCHEDULE II

(a)	Issuer Free Writing Prospectuses to be included in the Pricing Disclosure Package: None.

(b)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Net Roadshow dated May 12, 2025 (Wall-Cross)

Net Roadshow dated May 12, 2025 (Public Launch)

(c)	Information part of the Pricing Disclosure Package to be conveyed orally to investors at or about the time of pricing:

Shares of Common Stock
Offered by the Forward Sellers:	5,550,416 shares of Common Stock

Shares of Common Stock that the Underwriters have the Option to Purchase:	Up to 832,562 shares of Common Stock

Public Offering Price:	$94.00 per share

Settlement Date (T+1):	May 14, 2025

II-1

SCHEDULE III

Significant Subsidiaries

Union Electric Company

Ameren Illinois Company

III-1

SCHEDULE IV

List of Persons Subject to Lock-Up

Directors:

Cynthia J. Brinkley

Catherine S. Brune

Ward H. Dickson

Ellen M. Fitzsimmons

Rafael Flores

Richard J. Harshman

Craig S. Ivey

Steven H. Lipstein

Martin J. Lyons, Jr.

Leo S. Mackay, Jr.

Steven O. Vondran

Officers:

Mark C. Birk

Fadi M. Diya

Stephen C. Lee

Mark C. Lindgren

Gwendolyn G. Mizell

Michael L. Moehn

Shawn E. Schukar

Theresa A. Shaw

Leonard P. Singh

IV-1

EXHIBIT A-1

Form of Additional Forward Sale Agreement

(see attached)

GOLDMAN SACHS & CO. LLC | 200 WEST STREET | NEW YORK, NEW YORK 10282-2198 | TEL: 212-902-1000

[          ], 2025

To:	Ameren Corporation

1901 Chouteau Avenue

St. Louis, Missouri 63103

Dear Sirs,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.	The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.

Each party further agrees that this Confirmation together with the Agreement evidence a complete binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for (i) the election of the laws of the State of New York as the governing law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law); (ii) the election of U.S. Dollars as the Termination Currency; (iii) the word “first” shall be replaced with the word “third” each time it occurs in Section 5(a)(i) of the Agreement; and (iv) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Party A as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement, (b) the “Threshold Amount” with respect to Party A were three percent of the shareholders’ equity of The Goldman Sachs Group, Inc., (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within one Local Business Day of such party’s receipt of written notice of its failure to pay.”; and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

In the event of any inconsistency among the Agreement, this Confirmation, the 2002 Definitions, and the 2000 Definitions, the following will prevail in the order of precedence indicated: (i) this Confirmation, (ii) the 2002 Definitions, (iii) the 2000 Definitions, and (iv) the Agreement.

Party A and Party B each represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

1

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	Goldman Sachs & Co. LLC

Party B:	Ameren Corporation

Trade Date:	[Insert date on which the Underwriters (as such term is defined in the Underwriting Agreement) exercise their option to purchase Option Shares (as such term is defined in the Underwriting Agreement) pursuant to Section 1(a)(iii) of the Underwriting Agreement.]

Effective Date:	[Insert the Option Closing Date (as such term is defined in the Underwriting Agreement) in respect of the Forward Option Shares (as such term is defined in the Underwriting Agreement) to which this Confirmation relates.]

Base Amount:	Initially, [Insert number of Forward Option Shares (as such term is defined in the Underwriting Agreement) to be sold by the relevant Forward Seller (as such term is defined in the Underwriting Agreement) to the Underwriters (as such term is defined in the Underwriting Agreement) pursuant to Section 1(a)(iii) of the Underwriting Agreement] Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	[ ][1] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:	On the Effective Date, the Initial Forward Price, and on any other day thereafter, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD [Insert Option Purchase Price (as such term is defined in the Underwriting Agreement)] per Share.

Daily Rate:	For any day, (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

1 To be the “Maturity Date” set forth in the Base Confirmation.

2

Spread:	[ ]%[2]

Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common stock, par value USD 0.01 per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “AEE”).

Exchange:	The New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	The Depository Trust Company.

Calculation Agent:	Party A; provided that following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the Defaulting Party, Party B shall have the right to designate an independent nationally or internationally recognized third-party dealer with expertise in over-the-counter corporate equity derivatives to replace Party A as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Any determination or calculation by the Calculation Agent in such capacity shall be made in good faith and in a commercially reasonable manner.

In the event that the Calculation Agent makes any determination or calculation pursuant to this Confirmation, the Agreement or the 2002 Definitions, promptly following receipt of a written request from either party hereto, the Calculation Agent shall provide an explanation in reasonable detail of the basis for such determination or calculation if requested by such party, it being understood that the Calculation Agent shall not be obligated to disclose any proprietary models or proprietary or confidential information used by it for such determination or calculation.

Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A no later than (i) 12:30 p.m. (New York City time) on the Scheduled Trading Day immediately prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) a number of Scheduled Trading Days equal to the Notice Length prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero, (ii) if Physical Settlement applies and a Settlement Date specified above (including a Settlement Date occurring on the Maturity Date) is not a Clearance System Business Day, the Settlement Date shall be the next following Clearance System Business Day and (iii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during the related Unwind Period with respect to the relevant Settlement Shares by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

2 To be the “Spread” set forth in the Base Confirmation.

3

Notice Length:	(a) 30 Scheduled Trading Days, if (x) Party B shall not have designated, on or prior to the date of such Settlement Notice, a Settlement Date under any Other Forward (as defined under “Other Forwards” below) for which Cash Settlement or Net Share Settlement is applicable or (y) Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under one or more Other Forwards for which Cash Settlement or Net Share Settlement is applicable but no Overlap Unwind Period or Other Overlap Unwind Period (each as defined under “Other Forwards” below) would occur with respect to any Other Forward as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

(b) 60 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under one or more Other Forwards with one or more Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period or Other Overlap Unwind Period would occur with respect to one or more Other Forwards with one (but only one) Other Forward Counterparty as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

(c) 90 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under two or more Other Forwards with two or more Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period or Other Overlap Unwind Period would occur with respect to two or more Other Forwards with two (but only two) Other Forward Counterparties as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

(d) 120 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under all three Other Forwards with all three Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period or Other Overlap Unwind Period would occur with respect to all three Other Forwards with all three Other Forward Counterparties as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder.

4

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement Method:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith and commercially reasonable judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the good faith and commercially reasonable judgment of Party A based upon the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”). For the avoidance of doubt, during any Unwind Period, Party B may elect Physical Settlement (as described above) in respect of any Shares that are not Settlement Shares for the Cash Settlement or Net Share Settlement, as the case may be, to which such Unwind Period relates.

For greater clarity, with respect to any Settlement Date in respect of which Cash Settlement applies, Party A shall be deemed to have completed unwinding its hedge in respect of the portion of the Transaction to be settled on such Settlement Date when it purchases (or, to the extent applicable, unwinds derivative positions (including, but not limited to, swaps or options related to the Shares) resulting in Party A’s synthetic purchase of) an aggregate number of Shares equal to the number of Settlement Shares for such Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

5

Unwind Period:	Subject to the provisions below under the caption “Other Forwards,” each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Scheduled Trading Day immediately preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:	Any Exchange Business Day on which Party A reasonably determines based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “; in each case that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall pay to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

6

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amount shall be paid on the Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement or Net Share Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the applicable Unwind Period, except as set forth in clause (2) below), minus USD 0.01, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period (provided that during any Overlap Unwind Period or Other Overlap Unwind Period, only those Exchange Business Days that constitute Overlap Observation Days shall be included in such calculation) (clause (B), the “Average Unwind 10b-18 VWAP”), multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Party A shall deliver to Party B the Net Share Settlement Shares, or (ii) negative number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to the absolute value of the Cash Settlement Amount divided by the Average Unwind 10b-18 VWAP, with the number of Shares rounded up in the event such calculation results in a fractional number of Shares.

7

10b-18 VWAP:	For any Exchange Business Day during the Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “AEE <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the 2002 Definitions to any applicable Extraordinary Event shall not apply. In lieu of the applicable provisions contained in Article 12 of the 2002 Definitions, the consequences of any Extraordinary Event shall be as specified under the captions “Acceleration Events” and “Termination Settlement” below.

Tender Offer:	Applicable; provided that Section 12.1(d) of the 2002 Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Potential Adjustment Event:	The definition of “Potential Adjustment Event” in Section 11.2(e) of the 2002 Definitions shall not include clause (iii) thereof for purposes of the Transaction.

Notwithstanding Section 11.2(e)(v) of the 2002 Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Party B or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Party B; and

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Party B’s compensation or benefit plans; and

(iii) Shares purchased in connection with the operation of Party B’s 401(k) plans or dividend reinvestment and direct stock purchase plans; and

(iv) Shares purchased by Party B to offset any shareholder dilution arising from the exercise of options to purchase Shares.

8

Notwithstanding Section 11.2(e) of the 2002 Definitions, the following shall not be considered to be a Potential Adjustment Event: Any issuance of Shares by Party B to employees, officers and directors of Party B that are registered on SEC Form S-8.

Method of Adjustment:	Calculation Agent Adjustment; notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.

Additional Adjustment:	If, in Party A’s good faith and commercially reasonable judgment, the stock loan fee to Party A (or an Affiliate thereof), excluding the federal funds rate (or other interest rate) component payable by the relevant stock lender to Party A or such Affiliate (the “Stock Loan Fee”), over any one month period (or, in respect of any day from, and including, the Trade Date to, but excluding, the date that is one month following the Trade Date, over the period of days as have elapsed from, and including, the Trade Date to, and including, such day), of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeds a weighted average rate equal to 50 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to 50 basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable period specified above in this paragraph.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

9

3.	Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in the Underwriting Agreement dated [Insert Trade Date of the Base Confirmation] among Party B and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC, as Representatives of the several Underwriters (the “Underwriting Agreement”) and any certificate delivered pursuant thereto by Party B are true and correct or, as provided in the Underwriting Agreement or such certificate, true and correct in all material respects on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B has performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iii) the condition that Party B has delivered to Party A an opinion of counsel dated as of the Effective Date with respect to matters set forth in Section 3(a) of the Agreement, (iv) the satisfaction of all of the conditions set forth in Section 8 of the Underwriting Agreement, (v) the condition that the Underwriting Agreement shall not have been terminated pursuant to Section 8 or 14 thereof, and (vi) the condition that neither of the following has occurred: (A) in Party A’s good faith and commercially reasonable judgment, Party A (or its Affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount, or (B) in Party A’s good faith and commercially reasonable judgment Party A (or its Affiliate) would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so (in which event this Confirmation shall be effective but the Base Amount for the Transaction shall be the number of Shares Party A (or an Affiliate thereof) is required to deliver in accordance with Section 1(b) of the Underwriting Agreement).

Representations and Agreements of Party A and Party B:

Each of Party A and Party B represents, warrants and covenants that it:

(a) (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose;

(b) is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially its ability to perform its obligations hereunder; and

(c) will by the next succeeding Local Business Day notify the other party upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default in respect of which it is the Defaulting Party.

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)	Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)	Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of the Transaction. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

10

(c)	Party B agrees to provide Party A with at least three days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than 9.0% of the outstanding Shares and (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the sum of (i) the Base Amount, and (ii) the “Base Amount,” as such term is defined in the confirmation dated as of [Insert Trade Date for the Base Confirmation] between Party A and Party B relating to a substantially identical forward transaction with respect to [Insert number of Shares underlying the Base Confirmation] Shares (the “Base Confirmation”) and (2) the denominator of which is the number of Shares outstanding on such day.

(d)	No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 9.0%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(g)	Neither Party B nor any of its Affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its Affiliates or any purchases by a party to a derivative transaction with Party B or any of its Affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Party B reasonably believes would cause any purchases of Shares by Party A or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(h)	Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)	In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)	Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(l)	Party B acknowledges and agrees that:

(i)	during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

11

(ii)	Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)	Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)	any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)	the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(m)	Party B will notify Party A within five Exchange Business Days of obtaining knowledge of the occurrence of any event that would constitute a Potential Adjustment Event (or, if earlier, the date on which it publicly discloses such Potential Adjustment Event).

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an Affiliate of Party A) to securities lenders from whom Party A (or an Affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders (provided that such Shares may be subject to restrictions if the status of any such securities lender would cause any such resale restrictions to apply by virtue of such securities lender’s share ownership in Party B, status as an Affiliate of Party B or otherwise), irrespective of whether such stock loan is effected by Party A or an Affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)	Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return Shares to securities lenders to close out open Share loans created by Party A or an Affiliate of Party A in the course of Party A’s or such Affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)	In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its Affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

12

The parties hereto agree and acknowledge that (1) at any point prior to any Insolvency Filing in respect of the Issuer, Party B shall have the unilateral right to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading “Settlement Terms”; and (2) the Transaction shall automatically terminate on the date of any Insolvency Filing pursuant to the provisions set forth in the immediately preceding paragraph only if and to the extent that Party B failed to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading Settlement Terms prior to the relevant Insolvency Filing.

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)	Stock Borrow Events. In the good faith commercially reasonable judgment of Party A (i) Party A (or its Affiliate) is unable to hedge Party A’s exposure to the Transaction because (A) of the lack of sufficient Shares being made available for Share borrowing by lenders, or (B) Party A (or an Affiliate of Party A) would incur a Stock Loan Fee to hedge its exposure to the Transaction that is greater than a rate of 200 basis points per annum (each, a “Stock Borrow Event”);

(b)	Dividends and Other Distributions. On any day occurring after [Insert Trade Date of the Base Confirmation], Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with [Insert Trade Date of the Base Confirmation] being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by Party A;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

13

(d)	Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law (other than as specified in clause (Y) of the definition thereof) or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Trade Date”; or

(e)	Ownership Event. In the good faith, reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (an “Ownership Event”).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any of its Affiliates and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person or group, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or would result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion (it being understood that reporting obligations under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date, will not be deemed to have an adverse effect), minus (y) 1% of the number of Shares outstanding.

Materially Increased Costs:

Upon the occurrence of any Change in Law specified in clause (Y) of the definition thereof, Party A and Party B agree to negotiate in good faith for at least five Exchange Business Days (the “Amendment Period”) to amend this Confirmation to take account of the resulting “materially increased cost” as such phrase is used in clause (Y) of the definition of “Change in Law.” Such amendment may, if agreed by Party A and Party B, result in a Change in Law to which an Acceleration Event applies. If, after negotiating in good faith during the Amendment Period to so amend this Confirmation, Party A and Party B are unable to agree upon such an amendment, the relevant Change in Law specified in clause (Y) of the definition thereof shall constitute an Acceleration Event, notwithstanding any language in clause (d) under the heading “Acceleration Events” above to the contrary. The Calculation Agent may, in connection with a Termination Settlement following such Acceleration Event, reduce the Forward Price to compensate Party A for any “materially increased costs” incurred during the Amendment Period. Any Change in Law that results in Party A (or an Affiliate of Party A) incurring a Stock Loan Fee to hedge its exposure to the Transaction that is equal to or less than a rate equal to 200 basis points per annum shall not constitute a “materially increased cost” for purposes of clause (Y) of the definition of “Change in Law” (but may, for the avoidance of doubt, result in a reduction to the Forward Price pursuant to the provisions opposite the caption “Additional Adjustment” above).

14

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

Private Placement Procedures:

Notwithstanding anything to the contrary contained in Section 9.11 of the 2002 Definitions, if Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion based on the advice of counsel any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its Affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A; provided that Party A may not otherwise determine that the Settlement Shares are Restricted Shares based solely upon Party A not having borrowed and sold a number of Shares equal to the Base Amount on or before the Effective Date pursuant to the Registration Statement (as defined in the Underwriting Agreement) with delivery of the Prospectus (as defined in the Underwriting Agreement) if there has been no change in law or a change in the policy of the Securities and Exchange Commission or its staff.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or Affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act, and Party B has acted and will act in good faith with respect to the foregoing.

15

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any employee of Party A, other than Jan Debeuckelaer, Jonathan Armstrong, Garrett Cohen, gs-bcs-seg@ny.email.gs.com or any other designee confirmed in writing by Party A. For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, contained in a public filing made by Party B with the Securities and Exchange Commission, or otherwise disseminated in a manner permitted by the rules and regulations of the Securities and Exchange Commission, and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 150% of the initial Base Amount to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date.

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any Affiliate of Party A that has at the time of such assignment or transfer the same or better creditworthiness as Party A so long as (a) any guarantee of Party A’s obligations hereunder continues to remain in full force and effect with respect to such assignee or transferee, (b) such assignee or transferee is organized under the laws of the United States or any State thereof; (c) Party B will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Party B would have been required to pay Party A in the absence of such assignment or transfer; (d) Party B will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Party A would have been required to so withhold or deduct in the absence of such assignment or transfer, unless Party A would be required to pay to Party B amounts under Section 2(d)(i)(4) of the Agreement in respect of such Tax; (e) no Event of Default, Potential Event of Default, Termination Event, Additional Adjustment or Acceleration Event will occur as a result of such assignment or transfer; (f) prior to such assignment or transfer, Party A shall have caused such assignee or transferee to make such payee tax representations and to provide such tax representations as may be reasonably requested by Party B to permit Party B to determine that the assignment or transfer complies with the requirements of this paragraph; and (g) such assignment or transfer will not cause a deemed exchange for Party B of the Transaction under Section 1001 of the Code (as defined below). Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its Affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

16

Indemnity:

Party B agrees to indemnify Party A and its Affiliates and their respective directors, officers, agents and controlling parties (Party A and each such Affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable documented expenses (including reasonable documented legal fees and expenses) in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, but only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from such breach. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s gross negligence, fraud, willful misconduct or breach of this Confirmation or the Agreement.

Notice:

Non-Reliance:	Applicable.

Additional Acknowledgments:	Applicable.

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable.

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this Confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

17

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not be entitled to take delivery of any Shares deliverable hereunder (whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit or (ii) the Section 16 Percentage would exceed 9.0%. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit or (ii) the Section 16 Percentage would exceed 9.0%. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would not exceed the Post-Effective Limit and (ii) the Section 16 Percentage would not exceed 9.0%. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its Affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

To:	Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198
Attention:	Jan Debeuckelaer
Phone:	212-934-0893 / 917-277-1699
Email:	jan.debeuckelaer@gs.com

And email notification to:	Eq-derivs-notifications@am.ibd.gs.com

18

Address for notices or communications to Party B:

To:	Ameren Corporation
1901 Chouteau Avenue
St. Louis, Missouri 63103
Attention: Darryl Sagel
Phone: 314-554-4108
Email: dsagel@ameren.com

(b)	Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

Acknowledgements:

The parties hereto intend for:

(a)	the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)	a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

If Party A is a bank regulated by the Federal Deposit Insurance Corporation, (i) Party A recognizes and intends that the Transaction is, and shall constitute, a “qualified financial contract” as that term is defined in 12 U.S.C. §1821(e)(8)(D)(i), as the same may be amended, modified, or supplemented from time to time; and (ii) Party A represents and warrants that it is authorized by appropriate corporate action under applicable law to enter into the Transaction as evidenced by the execution hereof by an officer of Party A at the level of vice president or higher.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to the Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

19

Tax Matters:

(a)	For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) of this paragraph and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

(A) It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) or a disregarded entity of such U.S. person for U.S. federal income tax purposes.

(ii)	Party B makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Delaware, and is an exempt recipient under Section 1.6049-4(c)(1)(ii)(A) of the United States Treasury Regulations.

(c)	For the purpose of Sections 4(a)(i) and (ii) of the Agreement, (x) Party B agrees to deliver to Party A one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) and (y) Party A agrees to deliver to Party B one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto).

(d)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in subsection (a) of “Tax Matters” in this Confirmation and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(e)	HIRE Act. “Tax” as used in subsection (a) of “Tax Matters” in this Confirmation and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder.

(f)	305(c) Dividend. In no event shall Party B be required to pay an additional amount to Party A under Section 2(d)(i)(4) of the Agreement in respect of any amounts treated as dividends under Section 305(c) of the Code.

20

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40-25 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) the Private Placement Procedures set forth in Annex A hereto, (ii) the payment of cash pursuant to the provisions set forth in Section 3 under the heading “Extraordinary Dividends” or (iii) any damages that may be payable by Party B as a result of breach of this Confirmation.

Other Forwards:

Party A acknowledges that Party B has entered into three substantially identical forward transactions for the Shares on the date hereof (the “Other Additional Forwards”) with JPMorgan Chase Bank, National Association, Barclays Bank PLC and Wells Fargo Bank, National Association (the “Other Forward Counterparties”). Party A and Party B agree that if Party B designates a Settlement Date with respect to any of the Other Additional Forwards and for which Cash Settlement or Net Share Settlement is applicable, and the resulting “Unwind Period” for any such Other Additional Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Party B shall give written notice to Party A prior to the commencement of such Overlap Unwind Period (which written notice shall indicate whether the relevant Overlap Unwind Period coincides with an “Unwind Period” under one, two or three of the Other Additional Forwards), and, subject to the immediately following paragraph, Party A shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on, and the resulting Unwind Period shall include only, every second Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with an “Unwind Period” under one of the Other Additional Forwards), every third Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with “Unwind Periods” under two of the Other Additional Forwards) or every fourth Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with “Unwind Periods” under all three of the Other Additional Forwards), in each case, as notified by Party B, commencing on the first, second, third or fourth Exchange Business Day of such Overlap Unwind Period, as notified by Party B.

Party A additionally acknowledges that Party B has entered into three substantially identical forward transactions for the Shares on [Insert Date of Other Base Confirmations] (the “Other Base Forwards” and, together with the Other Additional Forwards, the “Other Forwards”) with each of the Other Forward Counterparties. Party A and Party B agree that if Party B designates a Settlement Date with respect to any of the Other Base Forwards and for which Cash Settlement or Net Share Settlement is applicable, and the resulting “Unwind Period” for any such Other Base Forward coincides for any period of time with an Unwind Period for the Transaction (the “Other Overlap Unwind Period”), Party B shall give written notice to Party A prior to the commencement of such Other Overlap Unwind Period (which written notice shall indicate whether the relevant Other Overlap Unwind Period coincides with an “Unwind Period” under one, two or three of the Other Base Forwards), and Party A shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on, and the resulting Unwind Period shall include only, every second Exchange Business Day that is not a Suspension Day during such Other Overlap Unwind Period (in the case of an Other Overlap Unwind Period that coincides with an “Unwind Period” under one of the Other Base Forwards), every third Exchange Business Day that is not a Suspension Day during such Other Overlap Unwind Period (in the case of an Other Overlap Unwind Period that coincides with “Unwind Periods” under two of the Other Base Forwards) or every fourth Exchange Business Day that is not a Suspension Day during such Other Overlap Unwind Period (in the case of an Other Overlap Unwind Period that coincides with “Unwind Periods” under all three of the Other Base Forwards), in each case, as notified by Party B, commencing on the first, second, third or fourth Exchange Business Day of such Other Overlap Unwind Period, as notified by Party B (each such Exchange Business Day on which Party A shall be permitted to purchase Shares in accordance with this paragraph and the immediately preceding paragraph, an “Overlap Observation Day”). For the avoidance of doubt, the operation of this “Other Forwards” provision shall not be deemed to give rise to a Disrupted Day or other adjustment to the Transaction.

21

5.	Regulatory Provisions:

(a)	Recognition of the U.S. Special Resolution Regimes.

(i)  In the event that Party A becomes subject to a proceeding under (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (a “U.S. Special Resolution Regime”) the transfer from Party A of this Confirmation, and any interest and obligation in or under, and any property securing, this Confirmation, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Confirmation, and any interest and obligation in or under, and any property securing, this Confirmation were governed by the laws of the United States or a state of the United States.

(ii)  In the event that Party A or an Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights (as defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable (“Default Rights”)) under this Confirmation that may be exercised against Party A are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Confirmation were governed by the laws of the United States or a state of the United States.

(b)	Limitation on Exercise of Certain Default Rights Related to an Affiliate’s Entry Into Insolvency Proceedings. Notwithstanding anything to the contrary in this Confirmation, the parties expressly acknowledge and agree that:

(i)  Party B shall not be permitted to exercise any Default Right with respect to this Confirmation or any Affiliate Credit Enhancement that is related, directly or indirectly, to an Affiliate of Party A becoming subject to receivership, insolvency, liquidation, resolution, or similar proceeding (an “Insolvency Proceeding”), except to the extent that the exercise of such Default Right would be permitted under the provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5 or 12 C.F.R. § 382.4, as applicable; and

(ii)  Nothing in this Confirmation shall prohibit the transfer of any Affiliate Credit Enhancement, any interest or obligation in or under such Affiliate Credit Enhancement, or any property securing such Affiliate Credit Enhancement, to a transferee upon or following an Affiliate of Party A becoming subject to an Insolvency Proceeding, unless the transfer would result in Party B being the beneficiary of such Affiliate Credit Enhancement in violation of any law applicable to Party B.

(iii)  For the purpose of this paragraph:

(A)	“Affiliate” is defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(B)	“Credit Enhancement” means any credit enhancement or credit support arrangement in support of the obligations of Party A under or with respect to this Confirmation, including any guarantee, collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.

22

(c)	U.S. Protocol. If Party B has previously adhered to, or subsequently adheres to, the ISDA 2018 U.S. Resolution Stay Protocol as published by the International Swaps and Derivatives Association, Inc. as of July 31, 2018 (the “ISDA U.S. Protocol”), the terms of such protocol shall be incorporated into and form a part of this Confirmation and the terms of the ISDA U.S. Protocol shall supersede and replace the terms of this section. For purposes of incorporating the ISDA U.S. Protocol, Party A shall be deemed to be a Regulated Entity, Party B shall be deemed to be an Adhering Party, and this Confirmation shall be deemed to be a Protocol Covered Agreement. Capitalized terms used but not defined in this paragraph shall have the meanings given to them in the ISDA U.S. Protocol.

(d)	Pre-existing In-Scope Agreements. Party A and Party B agree that to the extent there are any outstanding “in-scope QFCs,” as defined in 12 C.F.R. § 252.82(d), that are not excluded under 12 C.F.R. § 252.88, between Party A and Party B that do not otherwise comply with the requirements of 12 C.F.R. §§ 252.2, 252.81–8 (each such agreement, a “Preexisting In-Scope Agreement”), then each such Preexisting In-Scope Agreement is hereby amended to include the foregoing provisions in this section, with references to “this Confirmation” being understood to be references to the applicable Preexisting In-Scope Agreement.

[Remainder of page intentionally left blank]

23

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

[Signature Page to Additional Confirmation]

Confirmed as of the date first written above:

AMEREN CORPORATION

By:
Name:
Title:

[Signature Page to Additional Confirmation]

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date	Forward Price Reduction Amount
[Insert Trade Date of the Base Confirmation]	USD	0.00
June 10, 2025	USD	0.710
September 9, 2025	USD	0.710
December 9, 2025	USD	0.710
March 10, 2026	USD	0.750
June 9, 2026	USD	0.750
September 8, 2026	USD	0.750
December 8, 2026	USD	0.750

Schedule I-1

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)	If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any Affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such Affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares based on actual charges or discounts given. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)	If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its Affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such Affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its Affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such Affiliate of Party A).

Annex A-1

EXHIBIT A-2

Form of Additional Forward Sale Agreement

(see attached)

[          ], 2025

To:	Ameren Corporation

1901 Chouteau Avenue

St. Louis, Missouri 63103

From:	JPMorgan Chase Bank, National Association

New York Branch

383 Madison Avenue

New York, NY 10179

Dear Sirs,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.	The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.

Each party further agrees that this Confirmation together with the Agreement evidence a complete binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for (i) the election of the laws of the State of New York as the governing law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law); (ii) the election of U.S. Dollars as the Termination Currency; (iii) the word “first” shall be replaced with the word “third” each time it occurs in Section 5(a)(i) of the Agreement; and (iv) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Party A as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement, (b) the “Threshold Amount” with respect to Party A were three percent of the shareholders’ equity of Party A’s ultimate parent, (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within one Local Business Day of such party’s receipt of written notice of its failure to pay.”; and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

In the event of any inconsistency among the Agreement, this Confirmation, the 2002 Definitions, and the 2000 Definitions, the following will prevail in the order of precedence indicated: (i) this Confirmation, (ii) the 2002 Definitions, (iii) the 2000 Definitions, and (iv) the Agreement.

Party A and Party B each represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

1

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	JPMorgan Chase Bank, National Association

Party B:	Ameren Corporation

Trade Date:	[Insert date on which the Underwriters (as such term is defined in the Underwriting Agreement) exercise their option to purchase Option Shares (as such term is defined in the Underwriting Agreement) pursuant to Section 1(a)(iii) of the Underwriting Agreement.]

Effective Date:	[Insert the Option Closing Date (as such term is defined in the Underwriting Agreement) in respect of the Forward Option Shares (as such term is defined in the Underwriting Agreement) to which this Confirmation relates.]

Base Amount:	Initially, [Insert number of Forward Option Shares (as such term is defined in the Underwriting Agreement) to be sold by the relevant Forward Seller (as such term is defined in the Underwriting Agreement) to the Underwriters (as such term is defined in the Underwriting Agreement) pursuant to Section 1(a)(iii) of the Underwriting Agreement] Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	[ ][1] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:	On the Effective Date, the Initial Forward Price, and on any other day thereafter, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD [Insert Option Purchase Price (as such term is defined in the Underwriting Agreement)] per Share.

Daily Rate:	For any day, (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

1 To be the “Maturity Date” set forth in the Base Confirmation.

2

Spread:	[ ]%[2]

Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common stock, par value USD 0.01 per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “AEE”).

Exchange:	The New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	The Depository Trust Company.

Calculation Agent:	Party A; provided that following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the Defaulting Party, Party B shall have the right to designate an independent nationally or internationally recognized third-party dealer with expertise in over-the-counter corporate equity derivatives to replace Party A as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Any determination or calculation by the Calculation Agent in such capacity shall be made in good faith and in a commercially reasonable manner.

In the event that the Calculation Agent makes any determination or calculation pursuant to this Confirmation, the Agreement or the 2002 Definitions, promptly following receipt of a written request from either party hereto, the Calculation Agent shall provide an explanation in reasonable detail of the basis for such determination or calculation if requested by such party, it being understood that the Calculation Agent shall not be obligated to disclose any proprietary models or proprietary or confidential information used by it for such determination or calculation.

Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A no later than (i) 12:30 p.m. (New York City time) on the Scheduled Trading Day immediately prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) a number of Scheduled Trading Days equal to the Notice Length prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero, (ii) if Physical Settlement applies and a Settlement Date specified above (including a Settlement Date occurring on the Maturity Date) is not a Clearance System Business Day, the Settlement Date shall be the next following Clearance System Business Day and (iii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during the related Unwind Period with respect to the relevant Settlement Shares by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

2 To be the “Spread” set forth in the Base Confirmation.

3

Notice Length:	(a) 30 Scheduled Trading Days, if (x) Party B shall not have designated, on or prior to the date of such Settlement Notice, a Settlement Date under any Other Forward (as defined under “Other Forwards” below) for which Cash Settlement or Net Share Settlement is applicable or (y) Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under one or more Other Forwards for which Cash Settlement or Net Share Settlement is applicable but no Overlap Unwind Period or Other Overlap Unwind Period (each as defined under “Other Forwards” below) would occur with respect to any Other Forward as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

(b) 60 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under one or more Other Forwards with one or more Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period or Other Overlap Unwind Period would occur with respect to one or more Other Forwards with one (but only one) Other Forward Counterparty as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

(c) 90 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under two or more Other Forwards with two or more Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period or Other Overlap Unwind Period would occur with respect to two or more Other Forwards with two (but only two) Other Forward Counterparties as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

(d) 120 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under all three Other Forwards with all three Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period or Other Overlap Unwind Period would occur with respect to all three Other Forwards with all three Other Forward Counterparties as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder.

4

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement Method:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith and commercially reasonable judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the good faith and commercially reasonable judgment of Party A based upon the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”). For the avoidance of doubt, during any Unwind Period, Party B may elect Physical Settlement (as described above) in respect of any Shares that are not Settlement Shares for the Cash Settlement or Net Share Settlement, as the case may be, to which such Unwind Period relates.

For greater clarity, with respect to any Settlement Date in respect of which Cash Settlement applies, Party A shall be deemed to have completed unwinding its hedge in respect of the portion of the Transaction to be settled on such Settlement Date when it purchases (or, to the extent applicable, unwinds derivative positions (including, but not limited to, swaps or options related to the Shares) resulting in Party A’s synthetic purchase of) an aggregate number of Shares equal to the number of Settlement Shares for such Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

5

Unwind Period:	Subject to the provisions below under the caption “Other Forwards,” each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Scheduled Trading Day immediately preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:	Any Exchange Business Day on which Party A reasonably determines based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “; in each case that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall pay to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

6

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amount shall be paid on the Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement or Net Share Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the applicable Unwind Period, except as set forth in clause (2) below), minus USD 0.01, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period (provided that during any Overlap Unwind Period or Other Overlap Unwind Period, only those Exchange Business Days that constitute Overlap Observation Days shall be included in such calculation) (clause (B), the “Average Unwind 10b-18 VWAP”), multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Party A shall deliver to Party B the Net Share Settlement Shares, or (ii) negative number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to the absolute value of the Cash Settlement Amount divided by the Average Unwind 10b-18 VWAP, with the number of Shares rounded up in the event such calculation results in a fractional number of Shares.

7

10b-18 VWAP:	For any Exchange Business Day during the Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “AEE <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the 2002 Definitions to any applicable Extraordinary Event shall not apply. In lieu of the applicable provisions contained in Article 12 of the 2002 Definitions, the consequences of any Extraordinary Event shall be as specified under the captions “Acceleration Events” and “Termination Settlement” below.

Tender Offer:	Applicable; provided that Section 12.1(d) of the 2002 Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Potential Adjustment Event:	The definition of “Potential Adjustment Event” in Section 11.2(e) of the 2002 Definitions shall not include clause (iii) thereof for purposes of the Transaction.

Notwithstanding Section 11.2(e)(v) of the 2002 Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Party B or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Party B; and

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Party B’s compensation or benefit plans; and

(iii) Shares purchased in connection with the operation of Party B’s 401(k) plans or dividend reinvestment and direct stock purchase plans; and

(iv) Shares purchased by Party B to offset any shareholder dilution arising from the exercise of options to purchase Shares.

8

Notwithstanding Section 11.2(e) of the 2002 Definitions, the following shall not be considered to be a Potential Adjustment Event: Any issuance of Shares by Party B to employees, officers and directors of Party B that are registered on SEC Form S-8.

Method of Adjustment:	Calculation Agent Adjustment; notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.

Additional Adjustment:	If, in Party A’s good faith and commercially reasonable judgment, the stock loan fee to Party A (or an Affiliate thereof), excluding the federal funds rate (or other interest rate) component payable by the relevant stock lender to Party A or such Affiliate (the “Stock Loan Fee”), over any one month period (or, in respect of any day from, and including, the Trade Date to, but excluding, the date that is one month following the Trade Date, over the period of days as have elapsed from, and including, the Trade Date to, and including, such day), of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeds a weighted average rate equal to 50 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to 50 basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable period specified above in this paragraph.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

9

3.	Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in the Underwriting Agreement dated [Insert Trade Date of the Base Confirmation] among Party B and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC, as Representatives of the several Underwriters (the “Underwriting Agreement”) and any certificate delivered pursuant thereto by Party B are true and correct or, as provided in the Underwriting Agreement or such certificate, true and correct in all material respects on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B has performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iii) the condition that Party B has delivered to Party A an opinion of counsel dated as of the Effective Date with respect to matters set forth in Section 3(a) of the Agreement, (iv) the satisfaction of all of the conditions set forth in Section 8 of the Underwriting Agreement, (v) the condition that the Underwriting Agreement shall not have been terminated pursuant to Section 8 or 14 thereof, and (vi) the condition that neither of the following has occurred: (A) in Party A’s good faith and commercially reasonable judgment, Party A (or its Affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount, or (B) in Party A’s good faith and commercially reasonable judgment Party A (or its Affiliate) would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so (in which event this Confirmation shall be effective but the Base Amount for the Transaction shall be the number of Shares Party A (or an Affiliate thereof) is required to deliver in accordance with Section 1(b) of the Underwriting Agreement).

Representations and Agreements of Party A and Party B:

Each of Party A and Party B represents, warrants and covenants that it:

(a) (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose;

(b) is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially its ability to perform its obligations hereunder; and

(c) will by the next succeeding Local Business Day notify the other party upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default in respect of which it is the Defaulting Party.

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)	Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)	Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of the Transaction. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

10

(c)	Party B agrees to provide Party A with at least three days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than 9.0% of the outstanding Shares and (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the sum of (i) the Base Amount, and (ii) the “Base Amount,” as such term is defined in the confirmation dated as of [Insert Trade Date for the Base Confirmation] between Party A and Party B relating to a substantially identical forward transaction with respect to [Insert number of Shares underlying the Base Confirmation] Shares (the “Base Confirmation”) and (2) the denominator of which is the number of Shares outstanding on such day.

(d)	No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 9.0%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(g)	Neither Party B nor any of its Affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its Affiliates or any purchases by a party to a derivative transaction with Party B or any of its Affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Party B reasonably believes would cause any purchases of Shares by Party A or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(h)	Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)	In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)	Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(l)	Party B acknowledges and agrees that:

(i)	during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

11

(ii)	Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)	Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)	any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)	the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(m)	Party B will notify Party A within five Exchange Business Days of obtaining knowledge of the occurrence of any event that would constitute a Potential Adjustment Event (or, if earlier, the date on which it publicly discloses such Potential Adjustment Event).

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an Affiliate of Party A) to securities lenders from whom Party A (or an Affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders (provided that such Shares may be subject to restrictions if the status of any such securities lender would cause any such resale restrictions to apply by virtue of such securities lender’s share ownership in Party B, status as an Affiliate of Party B or otherwise), irrespective of whether such stock loan is effected by Party A or an Affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)	Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return Shares to securities lenders to close out open Share loans created by Party A or an Affiliate of Party A in the course of Party A’s or such Affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)	In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its Affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

12

The parties hereto agree and acknowledge that (1) at any point prior to any Insolvency Filing in respect of the Issuer, Party B shall have the unilateral right to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading “Settlement Terms”; and (2) the Transaction shall automatically terminate on the date of any Insolvency Filing pursuant to the provisions set forth in the immediately preceding paragraph only if and to the extent that Party B failed to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading Settlement Terms prior to the relevant Insolvency Filing.

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)	Stock Borrow Events. In the good faith commercially reasonable judgment of Party A (i) Party A (or its Affiliate) is unable to hedge Party A’s exposure to the Transaction because (A) of the lack of sufficient Shares being made available for Share borrowing by lenders, or (B) Party A (or an Affiliate of Party A) would incur a Stock Loan Fee to hedge its exposure to the Transaction that is greater than a rate of 200 basis points per annum (each, a “Stock Borrow Event”);

(b)	Dividends and Other Distributions. On any day occurring after [Insert Trade Date of the Base Confirmation], Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with [Insert Trade Date of the Base Confirmation] being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by Party A;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

13

(d)	Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law (other than as specified in clause (Y) of the definition thereof) or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Trade Date”; or

(e)	Ownership Event. In the good faith, reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (an “Ownership Event”).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any of its Affiliates and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person or group, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or would result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion (it being understood that reporting obligations under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date, will not be deemed to have an adverse effect), minus (y) 1% of the number of Shares outstanding.

Materially Increased Costs:

Upon the occurrence of any Change in Law specified in clause (Y) of the definition thereof, Party A and Party B agree to negotiate in good faith for at least five Exchange Business Days (the “Amendment Period”) to amend this Confirmation to take account of the resulting “materially increased cost” as such phrase is used in clause (Y) of the definition of “Change in Law.” Such amendment may, if agreed by Party A and Party B, result in a Change in Law to which an Acceleration Event applies. If, after negotiating in good faith during the Amendment Period to so amend this Confirmation, Party A and Party B are unable to agree upon such an amendment, the relevant Change in Law specified in clause (Y) of the definition thereof shall constitute an Acceleration Event, notwithstanding any language in clause (d) under the heading “Acceleration Events” above to the contrary. The Calculation Agent may, in connection with a Termination Settlement following such Acceleration Event, reduce the Forward Price to compensate Party A for any “materially increased costs” incurred during the Amendment Period. Any Change in Law that results in Party A (or an Affiliate of Party A) incurring a Stock Loan Fee to hedge its exposure to the Transaction that is equal to or less than a rate equal to 200 basis points per annum shall not constitute a “materially increased cost” for purposes of clause (Y) of the definition of “Change in Law” (but may, for the avoidance of doubt, result in a reduction to the Forward Price pursuant to the provisions opposite the caption “Additional Adjustment” above).

14

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

Private Placement Procedures:

Notwithstanding anything to the contrary contained in Section 9.11 of the 2002 Definitions, if Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion based on the advice of counsel any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its Affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A; provided that Party A may not otherwise determine that the Settlement Shares are Restricted Shares based solely upon Party A or an Affiliate thereof not having borrowed and sold a number of Shares equal to the Base Amount on or before the Effective Date pursuant to the Registration Statement (as defined in the Underwriting Agreement) with delivery of the Prospectus (as defined in the Underwriting Agreement) if there has been no change in law or a change in the policy of the Securities and Exchange Commission or its staff.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or Affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act, and Party B has acted and will act in good faith with respect to the foregoing.

15

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any employee of Party A, other than Mr. David Aidelson, Mr. Elliot Chalom, Mr. Noah L. Wynkoop, Ms. Yana Chernobilsky, Mr. Ganaraj S. Hegde, Mr. Gaurav Maria or any other designee confirmed in writing by Party A. For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, contained in a public filing made by Party B with the Securities and Exchange Commission, or otherwise disseminated in a manner permitted by the rules and regulations of the Securities and Exchange Commission, and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 150% of the initial Base Amount to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date.

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any Affiliate of Party A that has at the time of such assignment or transfer the same or better creditworthiness as Party A so long as (a) any guarantee of Party A’s obligations hereunder continues to remain in full force and effect with respect to such assignee or transferee, (b) such assignee or transferee is organized under the laws of the United States or any State thereof; (c) Party B will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Party B would have been required to pay Party A in the absence of such assignment or transfer; (d) Party B will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Party A would have been required to so withhold or deduct in the absence of such assignment or transfer, unless Party A would be required to pay to Party B amounts under Section 2(d)(i)(4) of the Agreement in respect of such Tax; (e) no Event of Default, Potential Event of Default, Termination Event, Additional Adjustment or Acceleration Event will occur as a result of such assignment or transfer; (f) prior to such assignment or transfer, Party A shall have caused such assignee or transferee to make such payee tax representations and to provide such tax representations as may be reasonably requested by Party B to permit Party B to determine that the assignment or transfer complies with the requirements of this paragraph; and (g) such assignment or transfer will not cause a deemed exchange for Party B of the Transaction under Section 1001 of the Code (as defined below). Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its Affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

16

Indemnity:

Party B agrees to indemnify Party A and its Affiliates and their respective directors, officers, agents and controlling parties (Party A and each such Affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable documented expenses (including reasonable documented legal fees and expenses) in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, but only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from such breach. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s gross negligence, fraud, willful misconduct or breach of this Confirmation or the Agreement.

Notice:

Non-Reliance:	Applicable.

Additional Acknowledgments:	Applicable.

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable.

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this Confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

17

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not be entitled to take delivery of any Shares deliverable hereunder (whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit or (ii) the Section 16 Percentage would exceed 9.0%. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit or (ii) the Section 16 Percentage would exceed 9.0%. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would not exceed the Post-Effective Limit and (ii) the Section 16 Percentage would not exceed 9.0%. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its Affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

To:	JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
EDG Marketing Support
Email:	edg_notices@jpmorgan.com;
edg_ny_corporate_sales_support@jpmorgan.com

With a copy to:

Attention:	Gaurav Maria
Phone:	212-622-6196
Email:	gaurav.x.maria@jpmorgan.com

18

Address for notices or communications to Party B:

To:	Ameren Corporation
1901 Chouteau Avenue
St. Louis, Missouri 63103
Attention: Darryl Sagel
Phone: 314-554-4108
Email: dsagel@ameren.com

(b)	Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

Acknowledgements:

The parties hereto intend for:

(a)	the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)	a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

If Party A is a bank regulated by the Federal Deposit Insurance Corporation, (i) Party A recognizes and intends that the Transaction is, and shall constitute, a “qualified financial contract” as that term is defined in 12 U.S.C. §1821(e)(8)(D)(i), as the same may be amended, modified, or supplemented from time to time; and (ii) Party A represents and warrants that it is authorized by appropriate corporate action under applicable law to enter into the Transaction as evidenced by the execution hereof by an officer of Party A at the level of vice president or higher.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to the Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

19

Tax Matters:

(a)	For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) of this paragraph and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.

(ii)	Party B makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Delaware, and is an exempt recipient under Section 1.6049-4(c)(1)(ii)(A) of the United States Treasury Regulations.

(c)	For the purpose of Sections 4(a)(i) and (ii) of the Agreement, (x) Party B agrees to deliver to Party A one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) and (y) Party A agrees to deliver to Party B one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto).

(d)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in subsection (a) of “Tax Matters” in this Confirmation and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(e)	HIRE Act. “Tax” as used in subsection (a) of “Tax Matters” in this Confirmation and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder.

(f)	305(c) Dividend. In no event shall Party B be required to pay an additional amount to Party A under Section 2(d)(i)(4) of the Agreement in respect of any amounts treated as dividends under Section 305(c) of the Code.

20

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40-25 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) the Private Placement Procedures set forth in Annex A hereto, (ii) the payment of cash pursuant to the provisions set forth in Section 3 under the heading “Extraordinary Dividends” or (iii) any damages that may be payable by Party B as a result of breach of this Confirmation.

Other Forwards:

Party A acknowledges that Party B has entered into three substantially identical forward transactions for the Shares on the date hereof (the “Other Additional Forwards”) with Goldman Sachs & Co. LLC, Barclays Bank PLC and Wells Fargo Bank, National Association (the “Other Forward Counterparties”). Party A and Party B agree that if Party B designates a Settlement Date with respect to any of the Other Additional Forwards and for which Cash Settlement or Net Share Settlement is applicable, and the resulting “Unwind Period” for any such Other Additional Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Party B shall give written notice to Party A prior to the commencement of such Overlap Unwind Period (which written notice shall indicate whether the relevant Overlap Unwind Period coincides with an “Unwind Period” under one, two or three of the Other Additional Forwards), and, subject to the immediately following paragraph, Party A shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on, and the resulting Unwind Period shall include only, every second Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with an “Unwind Period” under one of the Other Additional Forwards), every third Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with “Unwind Periods” under two of the Other Additional Forwards) or every fourth Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with “Unwind Periods” under all three of the Other Additional Forwards), in each case, as notified by Party B, commencing on the first, second, third or fourth Exchange Business Day of such Overlap Unwind Period, as notified by Party B.

Party A additionally acknowledges that Party B has entered into three substantially identical forward transactions for the Shares on [Insert Date of Other Base Confirmations] (the “Other Base Forwards” and, together with the Other Additional Forwards, the “Other Forwards”) with each of the Other Forward Counterparties. Party A and Party B agree that if Party B designates a Settlement Date with respect to any of the Other Base Forwards and for which Cash Settlement or Net Share Settlement is applicable, and the resulting “Unwind Period” for any such Other Base Forward coincides for any period of time with an Unwind Period for the Transaction (the “Other Overlap Unwind Period”), Party B shall give written notice to Party A prior to the commencement of such Other Overlap Unwind Period (which written notice shall indicate whether the relevant Other Overlap Unwind Period coincides with an “Unwind Period” under one, two or three of the Other Base Forwards), and Party A shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on, and the resulting Unwind Period shall include only, every second Exchange Business Day that is not a Suspension Day during such Other Overlap Unwind Period (in the case of an Other Overlap Unwind Period that coincides with an “Unwind Period” under one of the Other Base Forwards), every third Exchange Business Day that is not a Suspension Day during such Other Overlap Unwind Period (in the case of an Other Overlap Unwind Period that coincides with “Unwind Periods” under two of the Other Base Forwards) or every fourth Exchange Business Day that is not a Suspension Day during such Other Overlap Unwind Period (in the case of an Other Overlap Unwind Period that coincides with “Unwind Periods” under all three of the Other Base Forwards), in each case, as notified by Party B, commencing on the first, second, third or fourth Exchange Business Day of such Other Overlap Unwind Period, as notified by Party B (each such Exchange Business Day on which Party A shall be permitted to purchase Shares in accordance with this paragraph and the immediately preceding paragraph, an “Overlap Observation Day”). For the avoidance of doubt, the operation of this “Other Forwards” provision shall not be deemed to give rise to a Disrupted Day or other adjustment to the Transaction.

21

Communications with Employees of J.P. Morgan Securities LLC:

If Party B interacts with any employee of J.P. Morgan Securities LLC with respect to the Transaction, Party B is hereby notified that such employee will act solely as an authorized representative of JPMorgan Chase Bank, N.A. (and not as a representative of J.P. Morgan Securities LLC) in connection with the Transaction.

5.	Regulatory Provisions:

U.S. Resolution Stay Protocol:

The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, the J.P. Morgan entity that is a party to the Agreement (“J.P. Morgan”) shall be deemed a Regulated Entity and the other entity that is a party to the Agreement (“Counterparty”) shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, J.P. Morgan shall be deemed a Covered Entity and Counterparty shall be deemed a Counterparty Entity; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by the International Swaps and Derivatives Association, Inc. on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” J.P. Morgan shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to J.P. Morgan replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

[Remainder of page intentionally left blank]

22

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[Signature Page to Additional Confirmation]

Confirmed as of the date first written above:

AMEREN CORPORATION

By:
Name:
Title:

[Signature Page to Additional Confirmation]

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date	Forward Price Reduction Amount
[Insert Trade Date of the Base Confirmation]	USD	0.00
June 10, 2025	USD	0.710
September 9, 2025	USD	0.710
December 9, 2025	USD	0.710
March 10, 2026	USD	0.750
June 9, 2026	USD	0.750
September 8, 2026	USD	0.750
December 8, 2026	USD	0.750

Schedule I-1

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)	If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any Affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such Affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares based on actual charges or discounts given. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)	If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its Affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such Affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its Affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such Affiliate of Party A).

Annex A-1

EXHIBIT A-3

Form of Additional Forward Sale Agreement

(see attached)

[           ], 2025

To:	Ameren Corporation
1901 Chouteau Avenue
St. Louis, Missouri 63103

From:	Barclays Bank PLC
1 Churchill Place
London E14 5HP
United Kingdom
Telephone: +44 (0)20 7623 2323

c/o Barclays Capital Inc.
as Agent for Barclays Bank PLC
745 Seventh Avenue
New York, NY 10019
Telephone: +1 212 526 7000

Dear Sirs,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. Party A is not a member of the Securities Investor Protection Corporation. Party A is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.

1.	The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.

Each party further agrees that this Confirmation together with the Agreement evidence a complete binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for (i) the election of the laws of the State of New York as the governing law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law); (ii) the election of U.S. Dollars as the Termination Currency; (iii) the word “first” shall be replaced with the word “third” each time it occurs in Section 5(a)(i) of the Agreement; and (iv) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Party A as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement, (b) the “Threshold Amount” with respect to Party A were three percent of the shareholders’ equity of Party A, (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within one Local Business Day of such party’s receipt of written notice of its failure to pay.”; and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

1

In the event of any inconsistency among the Agreement, this Confirmation, the 2002 Definitions, and the 2000 Definitions, the following will prevail in the order of precedence indicated: (i) this Confirmation, (ii) the 2002 Definitions, (iii) the 2000 Definitions, and (iv) the Agreement.

Party A and Party B each represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	Barclays Bank PLC, through its agent Barclays Capital Inc. (the “Agent”)

Party B:	Ameren Corporation

Trade Date:	[Insert date on which the Underwriters (as such term is defined in the Underwriting Agreement) exercise their option to purchase Option Shares (as such term is defined in the Underwriting Agreement) pursuant to Section 1(a)(iii) of the Underwriting Agreement.]

Effective Date:	[Insert the Option Closing Date (as such term is defined in the Underwriting Agreement) in respect of the Forward Option Shares (as such term is defined in the Underwriting Agreement) to which this Confirmation relates.]

Base Amount:	Initially, [Insert number of Forward Option Shares (as such term is defined in the Underwriting Agreement) to be sold by the relevant Forward Seller (as such term is defined in the Underwriting Agreement) to the Underwriters (as such term is defined in the Underwriting Agreement) pursuant to Section 1(a)(iii) of the Underwriting Agreement] Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	[ ][1] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:	On the Effective Date, the Initial Forward Price, and on any other day thereafter, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD [Insert Option Purchase Price (as such term is defined in the Underwriting Agreement)] per Share.

1 To be the “Maturity Date” set forth in the Base Confirmation.

2

Daily Rate:	For any day, (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[ ]%[2]

Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common stock, par value USD 0.01 per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “AEE”).

Exchange:	The New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	The Depository Trust Company.

Calculation Agent:	Party A; provided that following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the Defaulting Party, Party B shall have the right to designate an independent nationally or internationally recognized third-party dealer with expertise in over-the-counter corporate equity derivatives to replace Party A as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Any determination or calculation by the Calculation Agent in such capacity shall be made in good faith and in a commercially reasonable manner.

In the event that the Calculation Agent makes any determination or calculation pursuant to this Confirmation, the Agreement or the 2002 Definitions, promptly following receipt of a written request from either party hereto, the Calculation Agent shall provide an explanation in reasonable detail of the basis for such determination or calculation if requested by such party, it being understood that the Calculation Agent shall not be obligated to disclose any proprietary models or proprietary or confidential information used by it for such determination or calculation.

2 To be the “Spread” set forth in the Base Confirmation.

3

Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A no later than (i) 12:30 p.m. (New York City time) on the Scheduled Trading Day immediately prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) a number of Scheduled Trading Days equal to the Notice Length prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero, (ii) if Physical Settlement applies and a Settlement Date specified above (including a Settlement Date occurring on the Maturity Date) is not a Clearance System Business Day, the Settlement Date shall be the next following Clearance System Business Day and (iii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during the related Unwind Period with respect to the relevant Settlement Shares by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

Notice Length:	(a) 30 Scheduled Trading Days, if (x) Party B shall not have designated, on or prior to the date of such Settlement Notice, a Settlement Date under any Other Forward (as defined under “Other Forwards” below) for which Cash Settlement or Net Share Settlement is applicable or (y) Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under one or more Other Forwards for which Cash Settlement or Net Share Settlement is applicable but no Overlap Unwind Period or Other Overlap Unwind Period (each as defined under “Other Forwards” below) would occur with respect to any Other Forward as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

(b) 60 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under one or more Other Forwards with one or more Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period or Other Overlap Unwind Period would occur with respect to one or more Other Forwards with one (but only one) Other Forward Counterparty as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

(c) 90 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under two or more Other Forwards with two or more Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period or Other Overlap Unwind Period would occur with respect to two or more Other Forwards with two (but only two) Other Forward Counterparties as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

4

(d) 120 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under all three Other Forwards with all three Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period or Other Overlap Unwind Period would occur with respect to all three Other Forwards with all three Other Forward Counterparties as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder.

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement Method:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith and commercially reasonable judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the good faith and commercially reasonable judgment of Party A based upon the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”). For the avoidance of doubt, during any Unwind Period, Party B may elect Physical Settlement (as described above) in respect of any Shares that are not Settlement Shares for the Cash Settlement or Net Share Settlement, as the case may be, to which such Unwind Period relates.

For greater clarity, with respect to any Settlement Date in respect of which Cash Settlement applies, Party A shall be deemed to have completed unwinding its hedge in respect of the portion of the Transaction to be settled on such Settlement Date when it purchases (or, to the extent applicable, unwinds derivative positions (including, but not limited to, swaps or options related to the Shares) resulting in Party A’s synthetic purchase of) an aggregate number of Shares equal to the number of Settlement Shares for such Settlement Date.

5

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:	Subject to the provisions below under the caption “Other Forwards,” each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Scheduled Trading Day immediately preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:	Any Exchange Business Day on which Party A reasonably determines based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “; in each case that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall pay to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

6

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amount shall be paid on the Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement or Net Share Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the applicable Unwind Period, except as set forth in clause (2) below), minus USD 0.01, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period (provided that during any Overlap Unwind Period or Other Overlap Unwind Period, only those Exchange Business Days that constitute Overlap Observation Days shall be included in such calculation) (clause (B), the “Average Unwind 10b-18 VWAP”), multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Party A shall deliver to Party B the Net Share Settlement Shares, or (ii) negative number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

7

Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to the absolute value of the Cash Settlement Amount divided by the Average Unwind 10b-18 VWAP, with the number of Shares rounded up in the event such calculation results in a fractional number of Shares.

10b-18 VWAP:	For any Exchange Business Day during the Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “AEE <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the 2002 Definitions to any applicable Extraordinary Event shall not apply. In lieu of the applicable provisions contained in Article 12 of the 2002 Definitions, the consequences of any Extraordinary Event shall be as specified under the captions “Acceleration Events” and “Termination Settlement” below.

Tender Offer:	Applicable; provided that Section 12.1(d) of the 2002 Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Potential Adjustment Event:	The definition of “Potential Adjustment Event” in Section 11.2(e) of the 2002 Definitions shall not include clause (iii) thereof for purposes of the Transaction.

Notwithstanding Section 11.2(e)(v) of the 2002 Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Party B or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Party B; and

8

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Party B’s compensation or benefit plans; and

(iii) Shares purchased in connection with the operation of Party B’s 401(k) plans or dividend reinvestment and direct stock purchase plans; and

(iv) Shares purchased by Party B to offset any shareholder dilution arising from the exercise of options to purchase Shares.

Notwithstanding Section 11.2(e) of the 2002 Definitions, the following shall not be considered to be a Potential Adjustment Event: Any issuance of Shares by Party B to employees, officers and directors of Party B that are registered on SEC Form S-8.

Method of Adjustment:	Calculation Agent Adjustment; notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.

Additional Adjustment:	If, in Party A’s good faith and commercially reasonable judgment, the stock loan fee to Party A (or an Affiliate thereof), excluding the federal funds rate (or other interest rate) component payable by the relevant stock lender to Party A or such Affiliate (the “Stock Loan Fee”), over any one month period (or, in respect of any day from, and including, the Trade Date to, but excluding, the date that is one month following the Trade Date, over the period of days as have elapsed from, and including, the Trade Date to, and including, such day), of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeds a weighted average rate equal to 50 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to 50 basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable period specified above in this paragraph.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

9

3.	Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in the Underwriting Agreement dated [Insert Trade Date of the Base Confirmation] among Party B and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC, as Representatives of the several Underwriters (the “Underwriting Agreement”) and any certificate delivered pursuant thereto by Party B are true and correct or, as provided in the Underwriting Agreement or such certificate, true and correct in all material respects on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B has performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iii) the condition that Party B has delivered to Party A an opinion of counsel dated as of the Effective Date with respect to matters set forth in Section 3(a) of the Agreement, (iv) the satisfaction of all of the conditions set forth in Section 8 of the Underwriting Agreement, (v) the condition that the Underwriting Agreement shall not have been terminated pursuant to Section 8 or 14 thereof, and (vi) the condition that neither of the following has occurred: (A) in Party A’s good faith and commercially reasonable judgment, Party A (or its Affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount, or (B) in Party A’s good faith and commercially reasonable judgment Party A (or its Affiliate) would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so (in which event this Confirmation shall be effective but the Base Amount for the Transaction shall be the number of Shares Party A (or an Affiliate thereof) is required to deliver in accordance with Section 1(b) of the Underwriting Agreement).

Representations and Agreements of Party A and Party B:

Each of Party A and Party B represents, warrants and covenants that it:

(a) (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose;

(b) is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially its ability to perform its obligations hereunder; and

(c) will by the next succeeding Local Business Day notify the other party upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default in respect of which it is the Defaulting Party.

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)	Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)	Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of the Transaction. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

10

(c)	Party B agrees to provide Party A with at least three days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than 9.0% of the outstanding Shares and (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the sum of (i) the Base Amount, and (ii) the “Base Amount,” as such term is defined in the confirmation dated as of [Insert Trade Date for the Base Confirmation] between Party A and Party B relating to a substantially identical forward transaction with respect to [Insert number of Shares underlying the Base Confirmation] Shares (the “Base Confirmation”) and (2) the denominator of which is the number of Shares outstanding on such day.

(d)	No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 9.0%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(g)	Neither Party B nor any of its Affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its Affiliates or any purchases by a party to a derivative transaction with Party B or any of its Affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Party B reasonably believes would cause any purchases of Shares by Party A or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(h)	Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)	In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)	Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

11

(l)	Party B acknowledges and agrees that:

(i)	during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)	Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)	Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)	any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)	the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(m)	Party B will notify Party A within five Exchange Business Days of obtaining knowledge of the occurrence of any event that would constitute a Potential Adjustment Event (or, if earlier, the date on which it publicly discloses such Potential Adjustment Event).

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an Affiliate of Party A) to securities lenders from whom Party A (or an Affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders (provided that such Shares may be subject to restrictions if the status of any such securities lender would cause any such resale restrictions to apply by virtue of such securities lender’s share ownership in Party B, status as an Affiliate of Party B or otherwise), irrespective of whether such stock loan is effected by Party A or an Affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)	Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return Shares to securities lenders to close out open Share loans created by Party A or an Affiliate of Party A in the course of Party A’s or such Affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

12

(b)	In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its Affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

The parties hereto agree and acknowledge that (1) at any point prior to any Insolvency Filing in respect of the Issuer, Party B shall have the unilateral right to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading “Settlement Terms”; and (2) the Transaction shall automatically terminate on the date of any Insolvency Filing pursuant to the provisions set forth in the immediately preceding paragraph only if and to the extent that Party B failed to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading Settlement Terms prior to the relevant Insolvency Filing.

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)	Stock Borrow Events. In the good faith commercially reasonable judgment of Party A (i) Party A (or its Affiliate) is unable to hedge Party A’s exposure to the Transaction because (A) of the lack of sufficient Shares being made available for Share borrowing by lenders, or (B) Party A (or an Affiliate of Party A) would incur a Stock Loan Fee to hedge its exposure to the Transaction that is greater than a rate of 200 basis points per annum (each, a “Stock Borrow Event”);

(b)	Dividends and Other Distributions. On any day occurring after [Insert Trade Date of the Base Confirmation], Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with [Insert Trade Date of the Base Confirmation] being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by Party A;

13

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)	Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law (other than as specified in clause (Y) of the definition thereof) or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Trade Date”; or

(e)	Ownership Event. In the good faith, reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (an “Ownership Event”).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any of its Affiliates and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person or group, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or would result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion (it being understood that reporting obligations under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date, will not be deemed to have an adverse effect), minus (y) 1% of the number of Shares outstanding.

Materially Increased Costs:

Upon the occurrence of any Change in Law specified in clause (Y) of the definition thereof, Party A and Party B agree to negotiate in good faith for at least five Exchange Business Days (the “Amendment Period”) to amend this Confirmation to take account of the resulting “materially increased cost” as such phrase is used in clause (Y) of the definition of “Change in Law.” Such amendment may, if agreed by Party A and Party B, result in a Change in Law to which an Acceleration Event applies. If, after negotiating in good faith during the Amendment Period to so amend this Confirmation, Party A and Party B are unable to agree upon such an amendment, the relevant Change in Law specified in clause (Y) of the definition thereof shall constitute an Acceleration Event, notwithstanding any language in clause (d) under the heading “Acceleration Events” above to the contrary. The Calculation Agent may, in connection with a Termination Settlement following such Acceleration Event, reduce the Forward Price to compensate Party A for any “materially increased costs” incurred during the Amendment Period. Any Change in Law that results in Party A (or an Affiliate of Party A) incurring a Stock Loan Fee to hedge its exposure to the Transaction that is equal to or less than a rate equal to 200 basis points per annum shall not constitute a “materially increased cost” for purposes of clause (Y) of the definition of “Change in Law” (but may, for the avoidance of doubt, result in a reduction to the Forward Price pursuant to the provisions opposite the caption “Additional Adjustment” above).

14

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

Private Placement Procedures:

Notwithstanding anything to the contrary contained in Section 9.11 of the 2002 Definitions, if Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion based on the advice of counsel any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its Affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A; provided that Party A may not otherwise determine that the Settlement Shares are Restricted Shares based solely upon Party A or an Affiliate thereof not having borrowed and sold a number of Shares equal to the Base Amount on or before the Effective Date pursuant to the Registration Statement (as defined in the Underwriting Agreement) with delivery of the Prospectus (as defined in the Underwriting Agreement) if there has been no change in law or a change in the policy of the Securities and Exchange Commission or its staff.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or Affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act, and Party B has acted and will act in good faith with respect to the foregoing.

15

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any employee of Party A, other than Kevin Cheng and Nicholas Greenberg, or Matthew Danton and Sayira Santana or any other designee confirmed in writing by Party A. For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, contained in a public filing made by Party B with the Securities and Exchange Commission, or otherwise disseminated in a manner permitted by the rules and regulations of the Securities and Exchange Commission, and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 150% of the initial Base Amount to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date.

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any Affiliate of Party A that has at the time of such assignment or transfer the same or better creditworthiness as Party A so long as (a) any guarantee of Party A’s obligations hereunder continues to remain in full force and effect with respect to such assignee or transferee, (b) such assignee or transferee is organized under the laws of the United States or any State thereof; (c) Party B will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Party B would have been required to pay Party A in the absence of such assignment or transfer; (d) Party B will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Party A would have been required to so withhold or deduct in the absence of such assignment or transfer, unless Party A would be required to pay to Party B amounts under Section 2(d)(i)(4) of the Agreement in respect of such Tax; (e) no Event of Default, Potential Event of Default, Termination Event, Additional Adjustment or Acceleration Event will occur as a result of such assignment or transfer; (f) prior to such assignment or transfer, Party A shall have caused such assignee or transferee to make such payee tax representations and to provide such tax representations as may be reasonably requested by Party B to permit Party B to determine that the assignment or transfer complies with the requirements of this paragraph; and (g) such assignment or transfer will not cause a deemed exchange for Party B of the Transaction under Section 1001 of the Code (as defined below). Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its Affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

16

Indemnity:

Party B agrees to indemnify Party A and its Affiliates and their respective directors, officers, agents and controlling parties (Party A and each such Affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable documented expenses (including reasonable documented legal fees and expenses) in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, but only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from such breach. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s gross negligence, fraud, willful misconduct or breach of this Confirmation or the Agreement.

Notice:

Non-Reliance:	Applicable.

Additional Acknowledgments:	Applicable.

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable.

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this Confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

17

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not be entitled to take delivery of any Shares deliverable hereunder (whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit or (ii) the Section 16 Percentage would exceed 9.0%. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit or (ii) the Section 16 Percentage would exceed 9.0%. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would not exceed the Post-Effective Limit and (ii) the Section 16 Percentage would not exceed 9.0%. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its Affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

18

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

To:	Barclays Bank PLC
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Attention: Kevin Cheng
Phone: (+1) 212-526-8627
Facsimile: (+1) 917-522-0458
Email: kevin.cheng@barclays.com

Address for notices or communications to Party B:

To:	Ameren Corporation
1901 Chouteau Avenue
St. Louis, Missouri 63103
Attention: Darryl Sagel
Phone: 314-554-4108
Email: dsagel@ameren.com

(b)	Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

Acknowledgements:

The parties hereto intend for:

(a)	the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)	a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

If Party A is a bank regulated by the Federal Deposit Insurance Corporation, (i) Party A recognizes and intends that the Transaction is, and shall constitute, a “qualified financial contract” as that term is defined in 12 U.S.C. §1821(e)(8)(D)(i), as the same may be amended, modified, or supplemented from time to time; and (ii) Party A represents and warrants that it is authorized by appropriate corporate action under applicable law to enter into the Transaction as evidenced by the execution hereof by an officer of Party A at the level of vice president or higher.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to the Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

19

Tax Matters:

(a)	For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) of this paragraph and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

(A)	Each payment received or to be received by it in connection with the Agreement is effectively connected with its conduct of a trade or business within the United States.

(B)	It is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes.

(ii)	Party B makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Delaware, and is an exempt recipient under Section 1.6049-4(c)(1)(ii)(A) of the United States Treasury Regulations.

(c)	For the purpose of Sections 4(a)(i) and (ii) of the Agreement, (x) Party B agrees to deliver to Party A one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) and (y) Party A agrees to deliver to Party B one duly executed and completed United States Internal Revenue Service Form W-8ECI (or successor thereto).

(d)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in subsection (a) of “Tax Matters” in this Confirmation and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

20

(e)	HIRE Act. “Tax” as used in subsection (a) of “Tax Matters” in this Confirmation and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder.

(f)	305(c) Dividend. In no event shall Party B be required to pay an additional amount to Party A under Section 2(d)(i)(4) of the Agreement in respect of any amounts treated as dividends under Section 305(c) of the Code.

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40-25 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) the Private Placement Procedures set forth in Annex A hereto, (ii) the payment of cash pursuant to the provisions set forth in Section 3 under the heading “Extraordinary Dividends” or (iii) any damages that may be payable by Party B as a result of breach of this Confirmation.

Other Forwards:

Party A acknowledges that Party B has entered into three substantially identical forward transactions for the Shares on the date hereof (the “Other Additional Forwards”) with Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Assocation and Wells Fargo Bank, National Association (the “Other Forward Counterparties”). Party A and Party B agree that if Party B designates a Settlement Date with respect to any of the Other Additional Forwards and for which Cash Settlement or Net Share Settlement is applicable, and the resulting “Unwind Period” for any such Other Additional Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Party B shall give written notice to Party A prior to the commencement of such Overlap Unwind Period (which written notice shall indicate whether the relevant Overlap Unwind Period coincides with an “Unwind Period” under one, two or three of the Other Additional Forwards), and, subject to the immediately following paragraph, Party A shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on, and the resulting Unwind Period shall include only, every second Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with an “Unwind Period” under one of the Other Additional Forwards), every third Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with “Unwind Periods” under two of the Other Additional Forwards) or every fourth Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with “Unwind Periods” under all three of the Other Additional Forwards), in each case, as notified by Party B, commencing on the first, second, third or fourth Exchange Business Day of such Overlap Unwind Period, as notified by Party B.

Party A additionally acknowledges that Party B has entered into three substantially identical forward transactions for the Shares on [Insert Date of Other Base Confirmations] (the “Other Base Forwards” and, together with the Other Additional Forwards, the “Other Forwards”) with each of the Other Forward Counterparties. Party A and Party B agree that if Party B designates a Settlement Date with respect to any of the Other Base Forwards and for which Cash Settlement or Net Share Settlement is applicable, and the resulting “Unwind Period” for any such Other Base Forward coincides for any period of time with an Unwind Period for the Transaction (the “Other Overlap Unwind Period”), Party B shall give written notice to Party A prior to the commencement of such Other Overlap Unwind Period (which written notice shall indicate whether the relevant Other Overlap Unwind Period coincides with an “Unwind Period” under one, two or three of the Other Base Forwards), and Party A shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on, and the resulting Unwind Period shall include only, every second Exchange Business Day that is not a Suspension Day during such Other Overlap Unwind Period (in the case of an Other Overlap Unwind Period that coincides with an “Unwind Period” under one of the Other Base Forwards), every third Exchange Business Day that is not a Suspension Day during such Other Overlap Unwind Period (in the case of an Other Overlap Unwind Period that coincides with “Unwind Periods” under two of the Other Base Forwards) or every fourth Exchange Business Day that is not a Suspension Day during such Other Overlap Unwind Period (in the case of an Other Overlap Unwind Period that coincides with “Unwind Periods” under all three of the Other Base Forwards), in each case, as notified by Party B, commencing on the first, second, third or fourth Exchange Business Day of such Other Overlap Unwind Period, as notified by Party B (each such Exchange Business Day on which Party A shall be permitted to purchase Shares in accordance with this paragraph and the immediately preceding paragraph, an “Overlap Observation Day”). For the avoidance of doubt, the operation of this “Other Forwards” provision shall not be deemed to give rise to a Disrupted Day or other adjustment to the Transaction.

21

Role of Agent:

Each of Party A and Party B acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Party A under the Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transaction, and may transfer its rights and obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Party A and the Agent have not given, and Party B is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Party A or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Party B acknowledges that the Agent is an affiliate of Party A. Party A will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder.

5.	Regulatory Provisions:

Time of Dealing:

The time of dealing for the Transaction will be confirmed by Party A upon written request by Party B. The Agent will furnish to Party B upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction.

Method of Delivery:

Whenever delivery of funds or other assets is required hereunder by or to Party B, such delivery shall be effected through the Agent. In addition, all notices, demands and communications of any kind relating to the Transaction between Party A and Party B shall be transmitted exclusively through the Agent.

EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol:

The parties agree that the terms of the 2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on 17 December 2020 (“Protocol”) apply to the Agreement as if the parties had adhered to the Protocol without amendment. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly) and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Confirmation. For the purposes of this section:

Party A is a Portfolio Data Sending Entity and Party B is a Portfolio Data Receiving Entity.

22

Party A and Party B may use a Third Party Service Provider, and each of Party A and Party B consents to such use including the communication of the relevant data in relation to Party A and Party B to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.

The Local Business Days for such purposes in relation to Party A and Party B is New York, New York, USA.

The following are the applicable email addresses:

Portfolio Data:

Party A: MarginServicesPortRec@barclays.com

Party B: dsagel@ameren.com

Notice of discrepancy:

Party A: PortRecDiscrepancy@barclays.com

Party B: dsagel@ameren.com

Dispute Notice:

Party A: EMIRdisputenotices@barclays.com

Party B: dsagel@ameren.com

NFC Representation:

Party B represents and warrants to Party A (which representation and warranty will be deemed to be made under the Agreement and repeated at all times while the “Transaction” under this Confirmation under the Agreement remains outstanding, unless Party B notifies Party A promptly otherwise of any change in its status from that represented) that:

(a)	it is an entity established outside the European Union and the United Kingdom of Great Britain and Northern Ireland (the “UK”) that would constitute (i) a non-financial counterparty (as such term is defined in Regulation (EU) No 648/2012 of the European Parliament and of the Council on OTC derivatives, central counterparties and trade repositories dated 4 July 2012 (“EMIR”)) if it were established in the European Union, and (ii) a non-financial counterparty (as defined in EMIR as it forms part of “retained EU law” (as defined in the European Union (Withdrawal) Act 2018 (as amended from time to time)) (“UK EMIR”)) if it were established in the United Kingdom; and

(b)	as at the date of the trade, the entity would not have executed a sufficient amount of derivative activity such that the month-end average notional during the previous 12 months would classify the entity as exceeding the “clearing” threshold, as established by EMIR or UK EMIR, as relevant, if the entity were established in the European Union or the United Kingdom.

23

Bail-in Protocol:

The parties agree that the provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German /Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement, provided that the definition of “UK Bail-in Power” in the Attachment shall be deleted and replaced with the following definition:

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the United Kingdom, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

The Agreement shall be deemed a “Protocol Covered Agreement” for the purposes of the Attachment and the Implementation Date for the purposes of the Attachment shall be deemed to be the date of this Confirmation. In the event of any inconsistencies between the Attachment and the other provisions of the Agreement, the Attachment will prevail.

Contractual Recognition of UK Stay Resolution:

Notwithstanding anything contained in the Agreement, the parties agree that the provisions of the 2020 UK (PRA Rule) Jurisdictional Module (the “UK Module”) published by ISDA on 22 December 2020, as amended from time to time, shall be deemed to be incorporated into the Agreement as if references in those provisions to “Covered Agreement” were references to the Agreement, and on the basis that: (i) Party A shall be treated as a “Regulated Entity” and as a “Regulated Entity Counterparty” with respect to Party B, (ii) Party B shall be treated as a “Module Adhering Party” and (iii) references to the “Implementation Date” in the UK Module shall be deemed to be the date of this Confirmation.

[Remainder of page intentionally left blank]

24

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

BARCLAYS BANK PLC

By:
Name:
Title:

[Signature Page to Additional Confirmation]

Confirmed as of the date first written above:

AMEREN CORPORATION

By:
Name:
Title:

[Signature Page to Additional Confirmation]

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date	Forward Price Reduction Amount
[Insert Trade Date of the Base Confirmation]	USD	0.00
June 10, 2025	USD	0.710
September 9, 2025	USD	0.710
December 9, 2025	USD	0.710
March 10, 2026	USD	0.750
June 9, 2026	USD	0.750
September 8, 2026	USD	0.750
December 8, 2026	USD	0.750

Schedule I-1

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)	If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any Affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such Affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares based on actual charges or discounts given. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)	If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its Affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such Affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its Affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such Affiliate of Party A).

Annex A-1

EXHIBIT A-4

Form of Additional Forward Sale Agreement

(see attached)

[          ], 2025

To:	Ameren Corporation
1901 Chouteau Avenue
St. Louis, Missouri 63103

From:	Wells Fargo Bank, National Association
30 Hudson Yards
New York, NY 10001-2170
Email: CorporateDerivativeNotifications@wellsfargo.com

Dear Sirs,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.	The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.

Each party further agrees that this Confirmation together with the Agreement evidence a complete binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for (i) the election of the laws of the State of New York as the governing law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law); (ii) the election of U.S. Dollars as the Termination Currency; (iii) the word “first” shall be replaced with the word “third” each time it occurs in Section 5(a)(i) of the Agreement; and (iv) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Party A as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement, (b) the “Threshold Amount” with respect to Party A were three percent of the shareholders’ equity of Party A, (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within one Local Business Day of such party’s receipt of written notice of its failure to pay.”; and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

In the event of any inconsistency among the Agreement, this Confirmation, the 2002 Definitions, and the 2000 Definitions, the following will prevail in the order of precedence indicated: (i) this Confirmation, (ii) the 2002 Definitions, (iii) the 2000 Definitions, and (iv) the Agreement.

Party A and Party B each represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

1

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	Wells Fargo Bank, National Association

Party B:	Ameren Corporation

Trade Date:	[Insert date on which the Underwriters (as such term is defined in the Underwriting Agreement) exercise their option to purchase Option Shares (as such term is defined in the Underwriting Agreement) pursuant to Section 1(a)(iii) of the Underwriting Agreement.]

Effective Date:	[Insert the Option Closing Date (as such term is defined in the Underwriting Agreement) in respect of the Forward Option Shares (as such term is defined in the Underwriting Agreement) to which this Confirmation relates.]

Base Amount:	Initially, [Insert number of Forward Option Shares (as such term is defined in the Underwriting Agreement) to be sold by the relevant Forward Seller (as such term is defined in the Underwriting Agreement) to the Underwriters (as such term is defined in the Underwriting Agreement) pursuant to Section 1(a)(iii) of the Underwriting Agreement] Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	[ ][1] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:	On the Effective Date, the Initial Forward Price, and on any other day thereafter, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD [Insert Option Purchase Price (as such term is defined in the Underwriting Agreement)] per Share.

Daily Rate:	For any day, (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

1 To be the “Maturity Date” set forth in the Base Confirmation.

2

Spread:	[ ]%[2]

Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common stock, par value USD 0.01 per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “AEE”).

Exchange:	The New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	The Depository Trust Company.

Calculation Agent:	Party A; provided that following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the Defaulting Party, Party B shall have the right to designate an independent nationally or internationally recognized third-party dealer with expertise in over-the-counter corporate equity derivatives to replace Party A as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Any determination or calculation by the Calculation Agent in such capacity shall be made in good faith and in a commercially reasonable manner.

In the event that the Calculation Agent makes any determination or calculation pursuant to this Confirmation, the Agreement or the 2002 Definitions, promptly following receipt of a written request from either party hereto, the Calculation Agent shall provide an explanation in reasonable detail of the basis for such determination or calculation if requested by such party, it being understood that the Calculation Agent shall not be obligated to disclose any proprietary models or proprietary or confidential information used by it for such determination or calculation.

2 To be the “Spread” set forth in the Base Confirmation.

3

Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A no later than (i) 12:30 p.m. (New York City time) on the Scheduled Trading Day immediately prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) a number of Scheduled Trading Days equal to the Notice Length prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero, (ii) if Physical Settlement applies and a Settlement Date specified above (including a Settlement Date occurring on the Maturity Date) is not a Clearance System Business Day, the Settlement Date shall be the next following Clearance System Business Day and (iii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during the related Unwind Period with respect to the relevant Settlement Shares by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

Notice Length:	(a) 30 Scheduled Trading Days, if (x) Party B shall not have designated, on or prior to the date of such Settlement Notice, a Settlement Date under any Other Forward (as defined under “Other Forwards” below) for which Cash Settlement or Net Share Settlement is applicable or (y) Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under one or more Other Forwards for which Cash Settlement or Net Share Settlement is applicable but no Overlap Unwind Period or Other Overlap Unwind Period (each as defined under “Other Forwards” below) would occur with respect to any Other Forward as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

(b) 60 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under one or more Other Forwards with one or more Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period or Other Overlap Unwind Period would occur with respect to one or more Other Forwards with one (but only one) Other Forward Counterparty as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

(c) 90 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under two or more Other Forwards with two or more Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period or Other Overlap Unwind Period would occur with respect to two or more Other Forwards with two (but only two) Other Forward Counterparties as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

(d) 120 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under all three Other Forwards with all three Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period or Other Overlap Unwind Period would occur with respect to all three Other Forwards with all three Other Forward Counterparties as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder.

4

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement Method:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith and commercially reasonable judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the good faith and commercially reasonable judgment of Party A based upon the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”). For the avoidance of doubt, during any Unwind Period, Party B may elect Physical Settlement (as described above) in respect of any Shares that are not Settlement Shares for the Cash Settlement or Net Share Settlement, as the case may be, to which such Unwind Period relates.

For greater clarity, with respect to any Settlement Date in respect of which Cash Settlement applies, Party A shall be deemed to have completed unwinding its hedge in respect of the portion of the Transaction to be settled on such Settlement Date when it purchases (or, to the extent applicable, unwinds derivative positions (including, but not limited to, swaps or options related to the Shares) resulting in Party A’s synthetic purchase of) an aggregate number of Shares equal to the number of Settlement Shares for such Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

5

Unwind Period:	Subject to the provisions below under the caption “Other Forwards,” each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Scheduled Trading Day immediately preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:	Any Exchange Business Day on which Party A reasonably determines based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “; in each case that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall pay to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

6

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amount shall be paid on the Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement or Net Share Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the applicable Unwind Period, except as set forth in clause (2) below), minus USD 0.01, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period (provided that during any Overlap Unwind Period or Other Overlap Unwind Period, only those Exchange Business Days that constitute Overlap Observation Days shall be included in such calculation) (clause (B), the “Average Unwind 10b-18 VWAP”), multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Party A shall deliver to Party B the Net Share Settlement Shares, or (ii) negative number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to the absolute value of the Cash Settlement Amount divided by the Average Unwind 10b-18 VWAP, with the number of Shares rounded up in the event such calculation results in a fractional number of Shares.

7

10b-18 VWAP:	For any Exchange Business Day during the Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “AEE <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the 2002 Definitions to any applicable Extraordinary Event shall not apply. In lieu of the applicable provisions contained in Article 12 of the 2002 Definitions, the consequences of any Extraordinary Event shall be as specified under the captions “Acceleration Events” and “Termination Settlement” below.

Tender Offer:	Applicable; provided that Section 12.1(d) of the 2002 Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Potential Adjustment Event:	The definition of “Potential Adjustment Event” in Section 11.2(e) of the 2002 Definitions shall not include clause (iii) thereof for purposes of the Transaction.

Notwithstanding Section 11.2(e)(v) of the 2002 Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Party B or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Party B; and

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Party B’s compensation or benefit plans; and

(iii) Shares purchased in connection with the operation of Party B’s 401(k) plans or dividend reinvestment and direct stock purchase plans; and

8

(iv) Shares purchased by Party B to offset any shareholder dilution arising from the exercise of options to purchase Shares.

Notwithstanding Section 11.2(e) of the 2002 Definitions, the following shall not be considered to be a Potential Adjustment Event: Any issuance of Shares by Party B to employees, officers and directors of Party B that are registered on SEC Form S-8.

Method of Adjustment:	Calculation Agent Adjustment; notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.

Additional Adjustment:	If, in Party A’s good faith and commercially reasonable judgment, the stock loan fee to Party A (or an Affiliate thereof), excluding the federal funds rate (or other interest rate) component payable by the relevant stock lender to Party A or such Affiliate (the “Stock Loan Fee”), over any one month period (or, in respect of any day from, and including, the Trade Date to, but excluding, the date that is one month following the Trade Date, over the period of days as have elapsed from, and including, the Trade Date to, and including, such day), of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeds a weighted average rate equal to 50 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to 50 basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable period specified above in this paragraph.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

9

3.	Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in the Underwriting Agreement dated [Insert Trade Date of the Base Confirmation] among Party B and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC, as Representatives of the several Underwriters (the “Underwriting Agreement”) and any certificate delivered pursuant thereto by Party B are true and correct or, as provided in the Underwriting Agreement or such certificate, true and correct in all material respects on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B has performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iii) the condition that Party B has delivered to Party A an opinion of counsel dated as of the Effective Date with respect to matters set forth in Section 3(a) of the Agreement, (iv) the satisfaction of all of the conditions set forth in Section 8 of the Underwriting Agreement, (v) the condition that the Underwriting Agreement shall not have been terminated pursuant to Section 8 or 14 thereof, and (vi) the condition that neither of the following has occurred: (A) in Party A’s good faith and commercially reasonable judgment, Party A (or its Affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount, or (B) in Party A’s good faith and commercially reasonable judgment Party A (or its Affiliate) would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so (in which event this Confirmation shall be effective but the Base Amount for the Transaction shall be the number of Shares Party A (or an Affiliate thereof) is required to deliver in accordance with Section 1(b) of the Underwriting Agreement).

Representations and Agreements of Party A and Party B:

Each of Party A and Party B represents, warrants and covenants that it:

(a) (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose;

(b) is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially its ability to perform its obligations hereunder; and

(c) will by the next succeeding Local Business Day notify the other party upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default in respect of which it is the Defaulting Party.

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)	Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)	Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of the Transaction. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(c)	Party B agrees to provide Party A with at least three days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than 9.0% of the outstanding Shares and (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the sum of (i) the Base Amount, and (ii) the “Base Amount,” as such term is defined in the confirmation dated as of [Insert Trade Date for the Base Confirmation] between Party A and Party B relating to a substantially identical forward transaction with respect to [Insert number of Shares underlying the Base Confirmation] Shares (the “Base Confirmation”) and (2) the denominator of which is the number of Shares outstanding on such day.

10

(d)	No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 9.0%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(g)	Neither Party B nor any of its Affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its Affiliates or any purchases by a party to a derivative transaction with Party B or any of its Affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Party B reasonably believes would cause any purchases of Shares by Party A or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(h)	Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)	In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)	Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(l)	Party B acknowledges and agrees that:

(i)	during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

11

(ii)	Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)	Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)	any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)	the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(m)	Party B will notify Party A within five Exchange Business Days of obtaining knowledge of the occurrence of any event that would constitute a Potential Adjustment Event (or, if earlier, the date on which it publicly discloses such Potential Adjustment Event).

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an Affiliate of Party A) to securities lenders from whom Party A (or an Affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders (provided that such Shares may be subject to restrictions if the status of any such securities lender would cause any such resale restrictions to apply by virtue of such securities lender’s share ownership in Party B, status as an Affiliate of Party B or otherwise), irrespective of whether such stock loan is effected by Party A or an Affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)	Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return Shares to securities lenders to close out open Share loans created by Party A or an Affiliate of Party A in the course of Party A’s or such Affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)	In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its Affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

12

The parties hereto agree and acknowledge that (1) at any point prior to any Insolvency Filing in respect of the Issuer, Party B shall have the unilateral right to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading “Settlement Terms”; and (2) the Transaction shall automatically terminate on the date of any Insolvency Filing pursuant to the provisions set forth in the immediately preceding paragraph only if and to the extent that Party B failed to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading Settlement Terms prior to the relevant Insolvency Filing.

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)	Stock Borrow Events. In the good faith commercially reasonable judgment of Party A (i) Party A (or its Affiliate) is unable to hedge Party A’s exposure to the Transaction because (A) of the lack of sufficient Shares being made available for Share borrowing by lenders, or (B) Party A (or an Affiliate of Party A) would incur a Stock Loan Fee to hedge its exposure to the Transaction that is greater than a rate of 200 basis points per annum (each, a “Stock Borrow Event”);

(b)	Dividends and Other Distributions. On any day occurring after [Insert Trade Date of the Base Confirmation], Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with [Insert Trade Date of the Base Confirmation] being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by Party A;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)	Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law (other than as specified in clause (Y) of the definition thereof) or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Trade Date”; or

13

(e)	Ownership Event. In the good faith, reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (an “Ownership Event”).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any of its Affiliates and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person or group, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or would result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion (it being understood that reporting obligations under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date, will not be deemed to have an adverse effect), minus (y) 1% of the number of Shares outstanding.

Materially Increased Costs:

Upon the occurrence of any Change in Law specified in clause (Y) of the definition thereof, Party A and Party B agree to negotiate in good faith for at least five Exchange Business Days (the “Amendment Period”) to amend this Confirmation to take account of the resulting “materially increased cost” as such phrase is used in clause (Y) of the definition of “Change in Law.” Such amendment may, if agreed by Party A and Party B, result in a Change in Law to which an Acceleration Event applies. If, after negotiating in good faith during the Amendment Period to so amend this Confirmation, Party A and Party B are unable to agree upon such an amendment, the relevant Change in Law specified in clause (Y) of the definition thereof shall constitute an Acceleration Event, notwithstanding any language in clause (d) under the heading “Acceleration Events” above to the contrary. The Calculation Agent may, in connection with a Termination Settlement following such Acceleration Event, reduce the Forward Price to compensate Party A for any “materially increased costs” incurred during the Amendment Period. Any Change in Law that results in Party A (or an Affiliate of Party A) incurring a Stock Loan Fee to hedge its exposure to the Transaction that is equal to or less than a rate equal to 200 basis points per annum shall not constitute a “materially increased cost” for purposes of clause (Y) of the definition of “Change in Law” (but may, for the avoidance of doubt, result in a reduction to the Forward Price pursuant to the provisions opposite the caption “Additional Adjustment” above).

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

14

Private Placement Procedures:

Notwithstanding anything to the contrary contained in Section 9.11 of the 2002 Definitions, if Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion based on the advice of counsel any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its Affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A; provided that Party A may not otherwise determine that the Settlement Shares are Restricted Shares based solely upon Party A or an Affiliate thereof not having borrowed and sold a number of Shares equal to the Base Amount on or before the Effective Date pursuant to the Registration Statement (as defined in the Underwriting Agreement) with delivery of the Prospectus (as defined in the Underwriting Agreement) if there has been no change in law or a change in the policy of the Securities and Exchange Commission or its staff.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or Affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act, and Party B has acted and will act in good faith with respect to the foregoing.

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any employee of Party A, other than CorpEqDerivSales@wellsfargo.com or any other designee confirmed in writing by Party A. For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, contained in a public filing made by Party B with the Securities and Exchange Commission, or otherwise disseminated in a manner permitted by the rules and regulations of the Securities and Exchange Commission, and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information.

15

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 150% of the initial Base Amount to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date.

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any Affiliate of Party A that has at the time of such assignment or transfer the same or better creditworthiness as Party A so long as (a) any guarantee of Party A’s obligations hereunder continues to remain in full force and effect with respect to such assignee or transferee, (b) such assignee or transferee is organized under the laws of the United States or any State thereof; (c) Party B will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Party B would have been required to pay Party A in the absence of such assignment or transfer; (d) Party B will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Party A would have been required to so withhold or deduct in the absence of such assignment or transfer, unless Party A would be required to pay to Party B amounts under Section 2(d)(i)(4) of the Agreement in respect of such Tax; (e) no Event of Default, Potential Event of Default, Termination Event, Additional Adjustment or Acceleration Event will occur as a result of such assignment or transfer; (f) prior to such assignment or transfer, Party A shall have caused such assignee or transferee to make such payee tax representations and to provide such tax representations as may be reasonably requested by Party B to permit Party B to determine that the assignment or transfer complies with the requirements of this paragraph; and (g) such assignment or transfer will not cause a deemed exchange for Party B of the Transaction under Section 1001 of the Code (as defined below). Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its Affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Indemnity:

Party B agrees to indemnify Party A and its Affiliates and their respective directors, officers, agents and controlling parties (Party A and each such Affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable documented expenses (including reasonable documented legal fees and expenses) in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, but only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from such breach. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s gross negligence, fraud, willful misconduct or breach of this Confirmation or the Agreement.

16

Notice:

Non-Reliance:	Applicable.

Additional Acknowledgments:	Applicable.

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable.

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this Confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not be entitled to take delivery of any Shares deliverable hereunder (whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit or (ii) the Section 16 Percentage would exceed 9.0%. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit or (ii) the Section 16 Percentage would exceed 9.0%. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would not exceed the Post-Effective Limit and (ii) the Section 16 Percentage would not exceed 9.0%. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its Affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

17

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

Notwithstanding anything to the contrary in the Agreement, all notices to Party A in connection with the Transaction are effective only upon receipt of email message to CorporateDerivativeNotifications@wellsfargo.com.

Address for notices or communications to Party B:

To:	Ameren Corporation
1901 Chouteau Avenue
St. Louis, Missouri 63103
Attention: Darryl Sagel
Phone: 314-554-4108
Email: dsagel@ameren.com

(b)	Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

18

Acknowledgements:

The parties hereto intend for:

(a)	the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)	a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

If Party A is a bank regulated by the Federal Deposit Insurance Corporation, (i) Party A recognizes and intends that the Transaction is, and shall constitute, a “qualified financial contract” as that term is defined in 12 U.S.C. §1821(e)(8)(D)(i), as the same may be amended, modified, or supplemented from time to time; and (ii) Party A represents and warrants that it is authorized by appropriate corporate action under applicable law to enter into the Transaction as evidenced by the execution hereof by an officer of Party A at the level of vice president or higher.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to the Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Tax Matters:

(a)	For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) of this paragraph and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

19

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

It is a national banking association organized or formed under the laws of the United States and is a United States resident for United States federal income tax purposes.

(ii)	Party B makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Delaware, and is an exempt recipient under Section 1.6049-4(c)(1)(ii)(A) of the United States Treasury Regulations.

(c)	For the purpose of Sections 4(a)(i) and (ii) of the Agreement, (x) Party B agrees to deliver to Party A one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) and (y) Party A agrees to deliver to Party B one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto).

(d)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in subsection (a) of “Tax Matters” in this Confirmation and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(e)	HIRE Act. “Tax” as used in subsection (a) of “Tax Matters” in this Confirmation and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder.

(f)	305(c) Dividend. In no event shall Party B be required to pay an additional amount to Party A under Section 2(d)(i)(4) of the Agreement in respect of any amounts treated as dividends under Section 305(c) of the Code.

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40-25 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) the Private Placement Procedures set forth in Annex A hereto, (ii) the payment of cash pursuant to the provisions set forth in Section 3 under the heading “Extraordinary Dividends” or (iii) any damages that may be payable by Party B as a result of breach of this Confirmation.

20

Other Forwards:

Party A acknowledges that Party B has entered into three substantially identical forward transactions for the Shares on the date hereof (the “Other Additional Forwards”) with Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association and Barclays Bank PLC (the “Other Forward Counterparties”). Party A and Party B agree that if Party B designates a Settlement Date with respect to any of the Other Additional Forwards and for which Cash Settlement or Net Share Settlement is applicable, and the resulting “Unwind Period” for any such Other Additional Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Party B shall give written notice to Party A prior to the commencement of such Overlap Unwind Period (which written notice shall indicate whether the relevant Overlap Unwind Period coincides with an “Unwind Period” under one, two or three of the Other Additional Forwards), and, subject to the immediately following paragraph, Party A shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on, and the resulting Unwind Period shall include only, every second Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with an “Unwind Period” under one of the Other Additional Forwards), every third Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with “Unwind Periods” under two of the Other Additional Forwards) or every fourth Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with “Unwind Periods” under all three of the Other Additional Forwards), in each case, as notified by Party B, commencing on the first, second, third or fourth Exchange Business Day of such Overlap Unwind Period, as notified by Party B.

Party A additionally acknowledges that Party B has entered into three substantially identical forward transactions for the Shares on [Insert Date of Other Base Confirmations] (the “Other Base Forwards” and, together with the Other Additional Forwards, the “Other Forwards”) with each of the Other Forward Counterparties. Party A and Party B agree that if Party B designates a Settlement Date with respect to any of the Other Base Forwards and for which Cash Settlement or Net Share Settlement is applicable, and the resulting “Unwind Period” for any such Other Base Forward coincides for any period of time with an Unwind Period for the Transaction (the “Other Overlap Unwind Period”), Party B shall give written notice to Party A prior to the commencement of such Other Overlap Unwind Period (which written notice shall indicate whether the relevant Other Overlap Unwind Period coincides with an “Unwind Period” under one, two or three of the Other Base Forwards), and Party A shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on, and the resulting Unwind Period shall include only, every second Exchange Business Day that is not a Suspension Day during such Other Overlap Unwind Period (in the case of an Other Overlap Unwind Period that coincides with an “Unwind Period” under one of the Other Base Forwards), every third Exchange Business Day that is not a Suspension Day during such Other Overlap Unwind Period (in the case of an Other Overlap Unwind Period that coincides with “Unwind Periods” under two of the Other Base Forwards) or every fourth Exchange Business Day that is not a Suspension Day during such Other Overlap Unwind Period (in the case of an Other Overlap Unwind Period that coincides with “Unwind Periods” under all three of the Other Base Forwards), in each case, as notified by Party B, commencing on the first, second, third or fourth Exchange Business Day of such Other Overlap Unwind Period, as notified by Party B (each such Exchange Business Day on which Party A shall be permitted to purchase Shares in accordance with this paragraph and the immediately preceding paragraph, an “Overlap Observation Day”). For the avoidance of doubt, the operation of this “Other Forwards” provision shall not be deemed to give rise to a Disrupted Day or other adjustment to the Transaction.

21

5.	Regulatory Provisions:

U.S. Resolution Stay Protocol:

The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by the International Swaps and Derivatives Association, Inc. on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

[Remainder of page intentionally left blank]

22

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation to CorporateDerivativeNotifications@wellsfargo.com.

Yours faithfully,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[Signature Page to Additional Confirmation]

Confirmed as of the date first written above:

AMEREN CORPORATION

By:
Name:
Title:

[Signature Page to Additional Confirmation]

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date	Forward Price Reduction Amount
[Insert Trade Date of the Base Confirmation]	USD	0.00
June 10, 2025	USD	0.710
September 9, 2025	USD	0.710
December 9, 2025	USD	0.710
March 10, 2026	USD	0.750
June 9, 2026	USD	0.750
September 8, 2026	USD	0.750
December 8, 2026	USD	0.750

Schedule I-1

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)	If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any Affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such Affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares based on actual charges or discounts given. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)	If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its Affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such Affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its Affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such Affiliate of Party A).

Annex A-1

EXHIBIT B

[Form of Opinion of Company Counsel pursuant to Section 8(c)]

[OMITTED]

EXHIBIT C

[Form of Opinion of Morgan, Lewis & Bockius LLP pursuant to Section 8(d)]

[OMITTED]

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

______________, 2025

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

As Representatives of the several underwriters named in the Underwriting Agreement (“the Underwriters”)

Re:	Proposed Public Offering by Ameren Corporation

Ladies and Gentlemen:

The undersigned, a shareholder of Ameren Corporation, a Missouri corporation (the “Company”), understands that Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Offering”) of shares of the Company’s common stock, $.01 par value per share (the “Common Stock”). In recognition of the benefit that the Offering will confer upon the undersigned as a shareholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representatives that, during a period of 60 days from the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of the Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, directly or indirectly, (i) offer, pledge, sell, lend, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (unless such registration statement is filed in compliance with Section 5(j) of the Underwriting Agreement); provided, that the undersigned may (a) sell shares of Common Stock pursuant to a trading plan complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that was in effect prior to the date of the Underwriting Agreement, or pursuant to any amendment or replacement of any such trading plan, so long as the number of shares of Common Stock subject to such trading plan is not increased since the date of the Underwriting Agreement or (b) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during such period and no public announcement or filing under the Exchange Act or otherwise regarding the establishment of such plan shall be required or shall be voluntarily made by or on behalf of the undersigned or the Company during such period, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

This letter shall lapse and become null and void, and the undersigned shall be released from all obligations under this letter, if the Offering shall not have occurred on or before June 1, 2025, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall automatically terminate or be terminated prior to payment for, and delivery of, the shares of the Company’s Common Stock (excluding shares that the Underwriters have the option to purchase).

[Signature page follows]

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering, and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

Very truly yours,

Signature:

Print Name:

Title: